Free Writing Prospectus
Filed Pursuant to Rule 433
File No. 333-177891-04
WFRBS 2013-C13 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of RBS Securities Inc. (“RBSSI”), Wells Fargo Securities, LLC (“WFS”), Citigroup Global Markets Inc., or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement. RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE. Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC; Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC; and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.

IRS CIRCULAR 230 NOTICE
THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.
The certificates to be backed in part by the assets described herein, and such assets, are subject tomodification,revision and other changes (due to, among other things, the possibility that the mortgage loans that comprise the pool may become delinquent or defaulted, may be removed or replaced and that similar or different mortgage loans may be added to the pool or may not be funded) at any time prior to issuance or availability of a final prospectus.  Such certificates are being offered on a “when, as and if issued” basis.  Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.
As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued with characteristics (including with respect to the underlying assets) that differ from the characteristics described in these materials.  The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates that are actually issued and the transaction having the characteristics described in these materials.  If the underwriters determine that one or more conditions are not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor any underwriter will have any obligation to such prospective investor to deliver any portion of the certificates that such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.
The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.
The information contained in this free writing prospectus is preliminary as of the date hereof, supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.  These materials are subject to change, completion, supplement or amendment from time to time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of, or attached to,any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

WFRBS Commercial Mortgage Trust 2013-C13
ANNEX A— CERTAIN CHARACTERISTICS OF
THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code
1	188 Spear Street and 208 Utah Street	WFB		Various	San Francisco	CA	Various
1.01	188 Spear Street	WFB		188 Spear Street	San Francisco	CA	94105
1.02	208 Utah Street	WFB		208 Utah Street	San Francisco	CA	94103
2	301 South College Street	WFB		301 South College Street	Charlotte	NC	28202
3	GSA Portfolio	WFB		Various	Various	Various	Various
3.01	DEA - Milwaukee, WI	WFB		4725 West Electric Avenue	Milwaukee	WI	53219
3.02	DEA - Tucson, AZ	WFB		6970 & 6990 South Palo Verde Road	Tucson	AZ	85756
3.03	SSA / ODAR - Lexington, KY	WFB		2241 Buena Vista Road	Lexington	KY	40505
3.04	FBI - Cary, NC	WFB		110 Pinedale Springs Way	Cary	NC	27511
3.05	IRS - Mesa, AZ	WFB		1818 East Southern Avenue	Mesa	AZ	85204
3.06	Multi GSA - McAllen, TX	WFB		1101 East Hackberry Avenue	McAllen	TX	78501
3.07	MEPS - Spokane, WA	WFB		8510 West Highway 2	Spokane	WA	99224
3.08	FBI - Baton Rouge, LA	WFB		18134 East Petroleum Drive	Baton Rouge	LA	70809
3.09	SSA - Mesa, AZ	WFB		702 West Jerome Avenue	Mesa	AZ	85210
3.10	DEA - Billings, MT	WFB		2970 King Avenue West	Billings	MT	59102
3.11	SSA - Indianapolis, IN	WFB		6745 Network Place	Indianapolis	IN	46278
3.12	SSA - Lacombe, LA	WFB		64285 Highway 434	Lacombe	LA	70445
3.13	IRS - Huntsville, AL	WFB		5123 Research Drive Northwest	Huntsville	AL	35805
3.14	SSA - Muskegon, MI	WFB		340 Morris Avenue	Muskegon	MI	49440
4	825-845 Lincoln Road	WFB		825-845 Lincoln Road	Miami Beach	FL	33139
5	Hampton Inn & Suites Oceanfront	RBS		1801 South Ocean Boulevard	Myrtle Beach	SC	29577
6	Ashford Place Apartments	RBS		107 Ashford Drive	West Monroe	LA	71291
7	Blue Diamond Ranch	LIG I		4800 Blue Diamond Road	Las Vegas	NV	89139
8	Bimbo Bakeries Distribution Center	WFB		57-54 Page Place	Maspeth	NY	11378
9	Hampton Inn & Suites – Beale Street	WFB		175 Peabody Place	Memphis	TN	38103
10	Southport Commons	WFB		4650-4850 East Southport Road; 6810 South Emerson Avenue	Indianapolis	IN	46237
11	Merrick Commons	WFB		1634-1704 Merrick Road	Merrick	NY	11566
12	Industry West Commerce Center	WFB		Various	Santa Rosa	CA	95407
12.01	256 Sutton Place	WFB		256 Sutton Place	Santa Rosa	CA	95407
12.02	258 Sutton Place	WFB		258 Sutton Place	Santa Rosa	CA	95407
12.03	237 Todd Road	WFB		237 Todd Road	Santa Rosa	CA	95407
13	The Henry - Autograph Collection by Marriott	WFB		300 Town Center Drive	Dearborn	MI	48126
14	Merchants Exchange	LIG I		4400 Roswell Road	Marietta	GA	30062
15	Hampton Inn & Suites - Atlanta	WFB		161 Spring Street Northwest	Atlanta	GA	30303
16	Water Tower	RBS		5331 SW Macadam Avenue	Portland	OR	97239
17	100 International Drive	WFB		100 International Drive	Portsmouth	NH	03801
18	Hampton Inn - GA Tech	WFB		244 North Avenue Northwest	Atlanta	GA	30313
19	Simi Valley Promenade	WFB		5105-5197 East Los Angeles Avenue	Simi Valley	CA	93063
20	Spring Park Plaza Shopping Center	Basis		2308-2370 South Range Avenue	Denham Springs	LA	70726
21	Garwood Plaza	RBS		301-329 North Avenue	Garwood	NJ	07027
22	Cobblestone Ridge	LIG I		4125 Pebble Ridge Circle	Colorado Springs	CO	80906
23	Hilton Garden Inn - Baton Rouge	WFB		3330 Harding Boulevard	Baton Rouge	LA	70807
24	Hampton Inn - Birmingham	WFB		3400 Colonnade Parkway	Birmingham	AL	35243
25	Bit O Home MHC	CIIICM	Crossed-A	5002 West McFadden Avenue	Santa Ana	CA	92704
26	Liberty MHC	CIIICM	Crossed-A	329 South Harbor Boulevard	Santa Ana	CA	92704
27	Hampton Inn & Suites - Legacy Park	WFB		3199 Parkwood Boulevard	Frisco	TX	75034
28	US Storage Centers - Torrance	RBS		735 West Carson Street	Torrance	CA	90502
29	Gateway 101	LIG I		15815 East Frank Lloyd Wright Boulevard	Scottsdale	AZ	85260
30	Johnson City Town Center	WFB		420 Harry L Drive	Johnson City	NY	13790
31	Villa Hermosa Mobile Home Park	WFB		2050 South Magic Way	Henderson	NV	89002
32	Stone Gate Plaza	LIG I		910 & 1004 South Crowley Road	Crowley	TX	76036
33	Security Public Storage - Ashburn	WFB		45050 Russell Branch Parkway	Ashburn	VA	20147
34	Sheridan Building	LIG I		125-37 South 9th Street	Philadelphia	PA	19107
35	The Preserve at Woodland	WFB		2201-2380 Valleywood Drive Southeast	Grand Rapids	MI	49546
36	Holiday Inn Express - Largo	RBS		9101 Basil Court	Largo	MD	20774
37	Staybridge Suites Stafford	RBS		11101 Fountain Lake Drive	Stafford	TX	77477
38	Buckhorn Ranch Estates MHC	CIIICM		2993 Curtis Street	Des Plaines	IL	60018
39	Holiday Inn - Ames	RBS		2609 University Boulevard	Ames	IA	50010
40	Yorkshire Village	Basis		12221 Fleming Drive	Houston	TX	77013
41	Next Door Self Storage	CIIICM		Various	Various	IL	Various
41.01	Next Door Self Storage - Crest Hill	CIIICM		1906 Plainfield Road	Crest Hill	IL	60403
41.02	Next Door Self Storage - Wolf's Road	CIIICM		25641 Wolf's Crossing Road	Plainfield	IL	60585
42	1523 Central Park Avenue Owners, Inc.	NCB, FSB		1523 Central Park Avenue	Yonkers	NY	10710
43	Candlewood Suites - Victoria, TX	RBS		7103 North Navarro Street	Victoria	TX	77904
44	1101-1123 Kings Highway	WFB		1100-1123 Kings Highway	Brooklyn	NY	11229
45	Hampton Inn Newnan	WFB		50 Hampton Way	Newnan	GA	30265
46	Holiday Inn Express - Ames	RBS		2600 East 13th Street	Ames	IA	50010
47	Reno Regency Apartments	LIG I		590 North Lake Street	Reno	NV	89501
48	Gardendale Apartments	WFB		8350-8356 Gardendale Street	Paramount	CA	90723
49	Willow Trace Apartments	WFB		8100 Pines Road	Shreveport	LA	71129
50	Portofino Village Apartments	WFB		13202 Downey Avenue	Paramount	CA	90723
51	Tracy Tenants Corp.	NCB, FSB		245 East 24th Street	New York	NY	10010
52	Kensington Gate Owners Incorporated	NCB, FSB		One Kensington Gate	Great Neck	NY	11021
53	Shawnee Square	Basis		144 Consumer Center Drive	Chillicothe	OH	45601
54	South Shore	Basis		2640 East League City Parkway	League City	TX	77573
55	Omega Self Storage	WFB		99 East 2nd Street	Mineola	NY	11501
56	200 East 78th Street Owners Corp.	NCB, FSB		200/206 East 78th Street a/k/a 1359 3rd Avenue	New York	NY	10075
57	Creekside Apartments	WFB		3018 Knickerbocker Road	San Angelo	TX	76904
58	Clifton Park	Basis		4211 Shannon Drive	Baltimore	MD	21213
59	Bingham Office	Basis		32500 Telegraph Road	Bingham Farms	MI	48025
60	21 N. Chatsworth Owners Corp.	NCB, FSB		21 North Chatsworth Avenue	Larchmont	NY	10538
61	9035 Wadsworth Parkway	WFB		9035 Wadsworth Parkway	Westminster	CO	80021
62	Prunedale Self Storage	WFB		8305 Prunedale North Road	Salinas	CA	93907
63	Spring Hill Office Suites	Basis		504 Spring Hill Drive	Spring	TX	77386
64	Omega Storage Industrial Place	WFB		4178 Industrial Place; 4154 Austin Boulevard	Island Park	NY	11558
65	Thomasson Center	Basis		3220 Gus Thomasson Road	Mesquite	TX	75150
66	2035 Central Park Ave. Owners Corp.	NCB, FSB		2035 Central Park Avenue	Yonkers	NY	10710
67	632 Palmer Road Owners, Inc.	NCB, FSB		632 Palmer Road	Yonkers	NY	10701
68	Twin Falls MHC	CIIICM		Various	Twin Falls	ID	83301
68.01	Cameo MHC	CIIICM		281 Caswell Avenue West	Twin Falls	ID	83301
68.02	Rock Creek MHC	CIIICM		350 Grandview Drive North	Twin Falls	ID	83301
69	Country Breeze MHC	CIIICM		11448 South Avenue 9 E	Yuma	AZ	85365
70	Caribbean House, Inc.	NCB, FSB		1375 River Road	Edgewater	NJ	07020
71	325 House Inc.	NCB, FSB		325 East 77th Street	New York	NY	10075
72	Mutual Housing Association, Inc.	NCB, FSB		3850 Sedgwick Avenue	Bronx	NY	10463
73	Georgian House Owners Corp.	NCB, FSB		118-11 84th Avenue	Kew Gardens	NY	11415
74	Rite Aid Renton	CIIICM		3116 Northeast Sunset Boulevard	Renton	WA	98056
75	Storage Direct Amargosa	WFB		15262 Mojave Drive	Victorville	CA	92394
76	Arkansas Owners Corp.	NCB, FSB		84-19 51st Avenue	Elmhurst	NY	11373
77	510-580 17th Street	LIG I		510-580 East 17th Street	Idaho Falls	ID	83404
78	Clay Medical	WFB		8100 Oswego Road	Liverpool	NY	13090
79	Eldorado Estates	WFB		2320 Eslinger Road	New Smyrna Beach	FL	32168
80	Shreveport Plaza	WFB		6205 Westport Avenue	Shreveport	LA	71129
81	Kozy MHC	CIIICM		3113 Cortez Road West	Bradenton	FL	34207
82	AAA Storage Depot	CIIICM		3030 West Irving Street	Pasco	WA	99301
83	51 West 81st Street Corp.	NCB, FSB		51 West 81st Street	New York	NY	10024
84	110-34 73rd Owners Corp.	NCB, FSB		110-34 73rd Road	Forest Hills	NY	11375
85	1155 Ocean Apt. Corp.	NCB, FSB		1155 Ocean Avenue	Brooklyn	NY	11230
86	Whitehall Commons, Ltd.	NCB, FSB		45 Pondfield Road West	Bronxville	NY	10708
87	Coachella MHC	CIIICM		49615 Harrison Street	Coachella	CA	92236
88	America's Budget Storage	WFB		40671 Joy Road	Canton	MI	48187
89	Claridge Apartment Corporation	NCB, FSB		50 Hill Park Avenue	Great Neck	NY	11021
90	Fountain Gardens Owners Corp.	NCB, FSB		4499 Henry Hudson Parkway West	Bronx	NY	10471
91	13-19 White Street Corp.	NCB, FSB		13-19 White Street	New York	NY	10013
92	Cathedral Canyon Self Storage	WFB		36000 Cathedral Canyon Drive	Cathedral City	CA	92234
93	Pine Crest MHC	CIIICM		1628 East Caro Road; 1799 Sunset Drive	Caro	MI	48723
94	120-10-12 85th Ave. Owners Corp.	NCB, FSB		120-10/12 85th Avenue	Kew Gardens	NY	11415
95	920 Broadway Owners', Inc.	NCB, FSB		920 Broadway	Woodmere	NY	11598

Mortgage Loan Number	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit of Measure(3)(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)
1	Office	CBD	Various	Various	291,549	Sq. Ft.	298.41	87,000,000	87,000,000
1.01	Office	CBD	1973	2012	214,968	Sq. Ft.		74,400,000	74,400,000
1.02	Office	CBD	1911	2011	76,581	Sq. Ft.		12,600,000	12,600,000
2	Office	CBD	1988	2012	988,646	Sq. Ft.	177	85,000,000	85,000,000
3	Various	Various	Various	Various	341,412	Sq. Ft.	146	50,000,000	50,000,000
3.01	Office	Suburban	2007		29,931	Sq. Ft.		6,700,000	6,700,000
3.02	Mixed Use	Office/Industrial	2008		63,501	Sq. Ft.		6,600,000	6,600,000
3.03	Office	Suburban	2012		44,000	Sq. Ft.		5,665,000	5,665,000
3.04	Office	Suburban	2009		25,458	Sq. Ft.		4,800,000	4,800,000
3.05	Office	Suburban	1986	2008	30,462	Sq. Ft.		4,035,000	4,035,000
3.06	Office	Suburban	2010		29,323	Sq. Ft.		3,890,000	3,890,000
3.07	Office	Suburban	2011		20,328	Sq. Ft.		3,250,000	3,250,000
3.08	Office	Suburban	2012		14,398	Sq. Ft.		3,150,000	3,150,000
3.09	Office	Suburban	2005		23,084	Sq. Ft.		2,800,000	2,800,000
3.10	Office	Suburban	2008		13,599	Sq. Ft.		2,500,000	2,500,000
3.11	Office	Suburban	2012		12,299	Sq. Ft.		2,030,000	2,030,000
3.12	Office	Suburban	2011		11,360	Sq. Ft.		1,880,000	1,880,000
3.13	Office	Suburban	2010		13,670	Sq. Ft.		1,500,000	1,500,000
3.14	Office	Suburban	2012		9,999	Sq. Ft.		1,200,000	1,200,000
4	Retail	Unanchored	1925	2013	38,843	Sq. Ft.	772	30,000,000	30,000,000
5	Hospitality	Limited Service	2000	2009	227	Rooms	131,925	30,000,000	29,947,006
6	Multifamily	Garden	2006-2008		338	Units	72,707	24,575,000	24,575,000
7	Retail	Anchored	2008-2010		104,450	Sq. Ft.	220	23,000,000	22,970,041
8	Industrial	Warehouse	1941	2012	56,966	Sq. Ft.	395	22,500,000	22,500,000
9	Hospitality	Limited Service	2000	2011	144	Rooms	155,665	22,500,000	22,415,761
10	Retail	Anchored	2001		200,056	Sq. Ft.	86	17,150,000	17,118,390
11	Retail	Anchored	1963	1995	108,296	Sq. Ft.	152	16,500,000	16,474,928
12	Industrial	Warehouse	2008		193,337	Sq. Ft.	80	15,400,000	15,400,000
12.01	Industrial	Warehouse	2008		116,864	Sq. Ft.		9,215,000	9,215,000
12.02	Industrial	Warehouse	2008		49,873	Sq. Ft.		4,005,000	4,005,000
12.03	Industrial	Warehouse	2008		26,600	Sq. Ft.		2,180,000	2,180,000
13	Hospitality	Full Service	1989	2011	308	Rooms	46,989	14,500,000	14,472,723
14	Retail	Anchored	1987	1997	130,410	Sq. Ft.	109	14,250,000	14,250,000
15	Hospitality	Limited Service	1928	2011	119	Rooms	114,286	13,600,000	13,600,000
16	Mixed Use	Office/Retail	1903	Various	111,140	Sq. Ft.	113	12,600,000	12,583,305
17	Office	Suburban	2005	2008	113,008	Sq. Ft.	111	12,500,000	12,500,000
18	Hospitality	Limited Service	1996	2007	106	Rooms	113,208	12,000,000	12,000,000
19	Retail	Anchored	1967		82,333	Sq. Ft.	144	11,850,000	11,834,395
20	Retail	Shadow Anchored	1975	2006-2008	137,573	Sq. Ft.	84	11,600,000	11,600,000
21	Retail	Anchored	2003		29,424	Sq. Ft.	394	11,600,000	11,600,000
22	Multifamily	Garden	1985	2010	208	Units	48,004	10,000,000	9,984,885
23	Hospitality	Full Service	2004		131	Rooms	74,809	9,800,000	9,800,000
24	Hospitality	Limited Service	1994	2011	133	Rooms	70,677	9,400,000	9,400,000
25	Manufactured Housing Community	Manufactured Housing Community	1947		80	Pads	53,076	4,650,000	4,644,128
26	Manufactured Housing Community	Manufactured Housing Community	1946, 1961		95	Pads	53,076	4,650,000	4,644,128
27	Hospitality	Limited Service	2003		105	Rooms	87,619	9,200,000	9,200,000
28	Self Storage	Self Storage	2006		101,781	Sq. Ft.	88	9,000,000	9,000,000
29	Retail	Shadow Anchored	2012		33,441	Sq. Ft.	254	8,500,000	8,488,827
30	Retail	Anchored	2006	2011	83,866	Sq. Ft.	100	8,400,000	8,378,847
31	Manufactured Housing Community	Manufactured Housing Community	1965		298	Pads	26,806	8,000,000	7,988,329
32	Retail	Anchored	2003		90,643	Sq. Ft.	88	7,950,000	7,950,000
33	Self Storage	Self Storage	2005		56,920	Sq. Ft.	137	7,800,000	7,789,408
34	Office	CBD	1915	1985	97,456	Sq. Ft.	77	7,500,000	7,479,751
35	Multifamily	Garden	1969	2013	228	Units	32,520	7,425,000	7,414,604
36	Hospitality	Limited Service	2005		89	Rooms	80,760	7,200,000	7,187,664
37	Hospitality	Extended Stay	2010		90	Rooms	78,755	7,100,000	7,087,972
38	Manufactured Housing Community	Manufactured Housing Community	1955		234	Pads	29,877	7,000,000	6,991,112
39	Hospitality	Full Service	2000	2007	75	Rooms	91,843	6,900,000	6,888,241
40	Multifamily	Garden	1971		248	Units	26,630	6,615,000	6,604,245
41	Self Storage	Self Storage	Various		134,060	Sq. Ft.	49	6,600,000	6,600,000
41.01	Self Storage	Self Storage	2000, 2006, 2008		67,785	Sq. Ft.		3,413,000	3,413,000
41.02	Self Storage	Self Storage	2000, 2010		66,275	Sq. Ft.		3,187,000	3,187,000
42	Multifamily	Cooperative	1971	2001	131	Units	49,766	6,525,000	6,519,382
43	Hospitality	Extended Stay	2009		82	Rooms	78,882	6,500,000	6,468,289
44	Mixed Use	Office/Retail	1925	2008	19,350	Sq. Ft.	326	6,300,000	6,300,000
45	Hospitality	Limited Service	1996	2008	91	Rooms	68,132	6,200,000	6,200,000
46	Hospitality	Limited Service	2000	2007	74	Rooms	80,943	6,000,000	5,989,775
47	Multifamily	High Rise	1980	2007	243	Units	24,595	6,000,000	5,976,660
48	Multifamily	Garden	1988		76	Units	78,092	5,950,000	5,935,016
49	Multifamily	Garden	1978		192	Units	29,167	5,600,000	5,600,000
50	Multifamily	Garden	1987		64	Units	86,605	5,550,000	5,542,705
51	Multifamily	Cooperative	1963	2001	154	Units	35,661	5,500,000	5,491,774
52	Multifamily	Cooperative	1968	2008	94	Units	56,011	5,265,000	5,265,000
53	Retail	Anchored	1987	2006	139,009	Sq. Ft.	36	5,000,000	5,000,000
54	Retail	Shadow Anchored	2007		27,937	Sq. Ft.	169	4,730,000	4,723,318
55	Self Storage	Self Storage	1958	1990	46,828	Sq. Ft.	99	4,650,000	4,638,478
56	Multifamily	Cooperative	1964	2000	114	Units	39,474	4,500,000	4,500,000
57	Multifamily	Garden	1982		160	Units	27,031	4,325,000	4,325,000
58	Self Storage	Self Storage	1975	2005	79,377	Sq. Ft.	53	4,200,000	4,194,358
59	Office	Suburban	1985		44,844	Sq. Ft.	91	4,100,000	4,094,679
60	Multifamily	Cooperative	1936	1998	84	Units	48,738	4,100,000	4,093,997
61	Office	Suburban	1982	2010	60,736	Sq. Ft.	64	3,900,000	3,895,039
62	Self Storage	Self Storage	2007		48,882	Sq. Ft.	78	3,800,000	3,793,219
63	Office	Suburban	2006		40,344	Sq. Ft.	92	3,700,000	3,700,000
64	Self Storage	Self Storage	1998		37,395	Sq. Ft.	89	3,350,000	3,344,057
65	Mixed Use	Office/Retail	1985		34,287	Sq. Ft.	97	3,340,000	3,335,767
66	Multifamily	Cooperative	1972		69	Units	47,025	3,250,000	3,244,691
67	Multifamily	Cooperative	1963	1998	106	Units	29,198	3,100,000	3,094,950
68	Manufactured Housing Community	Manufactured Housing Community	Various		208	Pads	14,700	3,065,000	3,057,648
68.01	Manufactured Housing Community	Manufactured Housing Community	1970, 1975		144	Pads		1,997,000	1,992,210
68.02	Manufactured Housing Community	Manufactured Housing Community	1962		64	Pads		1,068,000	1,065,438
69	Manufactured Housing Community	Manufactured Housing Community	1986		162	Pads	18,616	3,020,000	3,015,832
70	Multifamily	Cooperative	1964		61	Units	49,043	3,000,000	2,991,594
71	Multifamily	Cooperative	1939	2000	59	Units	48,231	2,850,000	2,845,623
72	Multifamily	Cooperative	1955	2010	122	Units	22,924	2,800,000	2,796,762
73	Multifamily	Cooperative	1939	2008	120	Units	23,299	2,800,000	2,795,857
74	Retail	Single Tenant	2000		16,872	Sq. Ft.	165	2,795,000	2,790,397
75	Self Storage	Self Storage	2008		73,150	Sq. Ft.	36	2,650,000	2,650,000
76	Multifamily	Cooperative	1952	1996	90	Units	28,846	2,600,000	2,596,173
77	Retail	Shadow Anchored	1962	2008	32,993	Sq. Ft.	79	2,600,000	2,593,661
78	Office	Medical	1987	2012	31,611	Sq. Ft.	81	2,550,000	2,547,145
79	Manufactured Housing Community	Manufactured Housing Community	1972		121	Pads	21,039	2,550,000	2,545,679
80	Retail	Shadow Anchored	2001		22,892	Sq. Ft.	100	2,300,000	2,294,595
81	Manufactured Housing Community	Manufactured Housing Community	1955		96	Pads	22,242	2,138,000	2,135,200
82	Self Storage	Self Storage	2001		60,350	Sq. Ft.	35	2,120,000	2,114,956
83	Multifamily	Cooperative	1903	2012	93	Units	21,505	2,000,000	2,000,000
84	Multifamily	Cooperative	1941	2004	65	Units	29,189	1,900,000	1,897,253
85	Multifamily	Cooperative	1953	2011	59	Units	32,156	1,900,000	1,897,198
86	Multifamily	Cooperative	1928	2001	62	Units	28,950	1,800,000	1,794,907
87	Manufactured Housing Community	Manufactured Housing Community	1961, 1973		110	Pads	14,974	1,650,000	1,647,116
88	Self Storage	Self Storage	1988		64,230	Sq. Ft.	26	1,650,000	1,646,058
89	Multifamily	Cooperative	1962	2010	52	Units	30,646	1,600,000	1,593,608
90	Multifamily	Cooperative	1952	1990	57	Units	27,150	1,550,000	1,547,525
91	Multifamily	Cooperative	1890		13	Units	115,058	1,500,000	1,495,756
92	Self Storage	Self Storage	1990		68,248	Sq. Ft.	22	1,475,000	1,472,703
93	Manufactured Housing Community	Manufactured Housing Community	1976		89	Pads	14,027	1,250,000	1,248,422
94	Multifamily	Cooperative	1951	1995	59	Units	21,157	1,250,000	1,248,240
95	Multifamily	Cooperative	1965		20	Units	42,500	850,000	850,000

Mortgage Loan Number	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date
1	9.9%	72,720,425	N	2/27/2013	4/1/2013	3/1/2015	4/1/2015	3/1/2023
1.01	8.5%
1.02	1.4%
2	9.7%	77,057,369	N	4/11/2013	6/1/2013	5/1/2018	6/1/2018	5/1/2023
3	5.7%	50,000,000	N	3/1/2013	4/1/2013	3/1/2023		3/1/2023
3.01	0.8%
3.02	0.8%
3.03	0.6%
3.04	0.5%
3.05	0.5%
3.06	0.4%
3.07	0.4%
3.08	0.4%
3.09	0.3%
3.10	0.3%
3.11	0.2%
3.12	0.2%
3.13	0.2%
3.14	0.1%
4	3.4%	30,000,000	N	3/12/2013	5/1/2013	4/1/2023		4/1/2023
5	3.4%	22,149,375	N	3/28/2013	5/1/2013		5/1/2013	4/1/2023
6	2.8%	20,530,870	N	2/8/2013	4/1/2013	9/1/2014	10/1/2014	3/1/2023
7	2.6%	18,633,023	N	3/22/2013	5/1/2013		5/1/2013	4/1/2023
8	2.6%	22,500,000	N	4/1/2013	5/1/2013	4/1/2023		4/1/2023
9	2.6%	19,692,550	N	2/14/2013	4/1/2013		4/1/2013	3/1/2018
10	2.0%	12,524,316	N	4/1/2013	5/1/2013		5/1/2013	4/1/2023
11	1.9%	12,963,126	N	3/14/2013	5/1/2013		5/1/2013	4/1/2023
12	1.8%	12,139,830	N	4/5/2013	6/1/2013		6/1/2013	5/1/2023
12.01	1.1%
12.02	0.5%
12.03	0.2%
13	1.7%	12,727,684	N	3/18/2013	5/1/2013		5/1/2013	4/1/2018
14	1.6%	11,344,333	N	4/5/2013	6/1/2013		6/1/2013	5/1/2023
15	1.6%	12,280,293	N	2/14/2013	4/1/2013	3/1/2014	4/1/2014	3/1/2018
16	1.4%	10,174,763	N	3/8/2013	5/1/2013		5/1/2013	4/1/2023
17	1.4%	9,944,010	N	4/4/2013	6/1/2013		6/1/2013	5/1/2023
18	1.4%	8,800,726	N	4/8/2013	6/1/2013		6/1/2013	5/1/2023
19	1.3%	9,580,335	N	3/13/2013	5/1/2013		5/1/2013	4/1/2023
20	1.3%	9,651,639	N	4/1/2013	5/1/2013	4/1/2015	5/1/2015	4/1/2023
21	1.3%	9,274,370	N	4/4/2013	6/1/2013		6/1/2013	5/1/2023
22	1.1%	7,865,208	N	3/28/2013	5/1/2013		5/1/2013	4/1/2023
23	1.1%	8,849,035	N	2/14/2013	4/1/2013	3/1/2014	4/1/2014	3/1/2018
24	1.1%	8,487,849	N	2/14/2013	4/1/2013	3/1/2014	4/1/2014	3/1/2018
25	0.5%	3,788,871	N	4/1/2013	5/5/2013		5/5/2013	4/5/2023
26	0.5%	3,788,871	N	4/1/2013	5/5/2013		5/5/2013	4/5/2023
27	1.0%	8,307,257	N	2/14/2013	4/1/2013	3/1/2014	4/1/2014	3/1/2018
28	1.0%	7,659,766	N	2/6/2013	4/1/2013	3/1/2015	4/1/2015	3/1/2023
29	1.0%	6,874,332	N	3/4/2013	5/1/2013		5/1/2013	4/1/2023
30	1.0%	6,789,240	N	2/11/2013	4/1/2013		4/1/2013	3/1/2023
31	0.9%	6,338,598	N	3/28/2013	5/1/2013		5/1/2013	4/1/2023
32	0.9%	6,804,828	N	3/21/2013	5/1/2013	4/1/2015	5/1/2015	4/1/2023
33	0.9%	6,268,978	N	3/20/2013	5/1/2013		5/1/2013	4/1/2023
34	0.9%	6,822,883	N	2/28/2013	4/1/2013		4/1/2013	3/1/2018
35	0.8%	5,931,906	N	4/1/2013	5/1/2013		5/1/2013	4/1/2023
36	0.8%	5,356,675	N	3/12/2013	5/1/2013		5/1/2013	4/1/2023
37	0.8%	5,297,047	N	3/8/2013	5/1/2013		5/1/2013	4/1/2023
38	0.8%	5,697,923	N	3/28/2013	5/1/2013		5/1/2013	4/1/2023
39	0.8%	5,140,285	N	3/28/2013	5/1/2013		5/1/2013	4/1/2023
40	0.8%	5,048,826	N	3/20/2013	5/1/2013		5/1/2013	4/1/2023
41	0.8%	5,317,742	N	4/5/2013	6/1/2013		6/1/2013	5/1/2023
41.01	0.4%
41.02	0.4%
42	0.7%	5,743,983	N	3/20/2013	5/1/2013		5/1/2013	4/1/2023
43	0.7%	4,056,954	N	2/25/2013	4/1/2013		4/1/2013	3/1/2023
44	0.7%	6,300,000	N	4/3/2013	6/1/2013	5/1/2023		5/1/2023
45	0.7%	4,555,666	N	4/8/2013	6/1/2013		6/1/2013	5/1/2023
46	0.7%	4,469,813	N	3/28/2013	5/1/2013		5/1/2013	4/1/2023
47	0.7%	4,899,125	Y	1/31/2013	3/1/2013		3/1/2013	2/1/2023	2/1/2043
48	0.7%	4,809,046	N	3/1/2013	4/1/2013		4/1/2013	3/1/2023
49	0.6%	4,686,977	N	2/26/2013	4/1/2013	3/1/2015	4/1/2015	3/1/2023
50	0.6%	4,488,535	N	4/1/2013	5/1/2013		5/1/2013	4/1/2023
51	0.6%	4,335,483	N	3/13/2013	5/1/2013		5/1/2013	4/1/2023
52	0.6%	5,265,000	N	3/1/2013	4/1/2013	3/1/2023		3/1/2023
53	0.6%	3,639,020	N	4/12/2013	6/1/2013		6/1/2013	5/1/2023
54	0.5%	3,772,111	N	3/22/2013	5/1/2013		5/1/2013	4/1/2023
55	0.5%	3,768,656	N	3/1/2013	4/1/2013		4/1/2013	3/1/2023
56	0.5%	4,500,000	N	3/19/2013	5/1/2013	4/1/2023		4/1/2023
57	0.5%	3,619,853	N	2/26/2013	4/1/2013	3/1/2015	4/1/2015	3/1/2023
58	0.5%	3,382,673	N	3/12/2013	5/1/2013		5/1/2013	4/1/2023
59	0.5%	3,323,808	N	3/26/2013	5/1/2013		5/1/2013	4/1/2023
60	0.5%	3,246,165	N	3/27/2013	5/1/2013		5/1/2013	4/1/2023
61	0.4%	3,173,487	N	3/5/2013	5/1/2013		5/1/2013	4/1/2023
62	0.4%	2,798,332	N	3/5/2013	5/1/2013		5/1/2013	4/1/2023
63	0.4%	3,152,630	N	4/1/2013	5/1/2013	4/1/2015	5/1/2015	4/1/2023
64	0.4%	2,470,660	N	3/28/2013	5/1/2013		5/1/2013	4/1/2023
65	0.4%	2,719,640	N	4/1/2013	5/1/2013		5/1/2013	4/1/2023
66	0.4%	2,857,597	N	2/27/2013	4/1/2013		4/1/2013	3/1/2023
67	0.4%	2,726,548	N	3/1/2013	4/1/2013		4/1/2013	3/1/2023
68	0.3%	2,497,577	N	2/22/2013	4/1/2013		4/1/2013	3/1/2023
68.01	0.2%
68.02	0.1%
69	0.3%	2,419,557	N	4/5/2013	5/5/2013		5/5/2013	4/5/2023
70	0.3%	2,378,833	N	3/1/2013	4/1/2013		4/1/2013	3/1/2023
71	0.3%	2,234,073	N	3/26/2013	5/1/2013		5/1/2013	4/1/2023
72	0.3%	2,346,767	N	3/26/2013	5/1/2013		5/1/2013	4/1/2023
73	0.3%	2,212,033	N	3/28/2013	5/1/2013		5/1/2013	4/1/2023
74	0.3%	2,099,628	N	3/20/2013	5/1/2013		5/1/2013	4/1/2023
75	0.3%	2,141,073	N	4/5/2013	6/1/2013		6/1/2013	5/1/2023
76	0.3%	2,056,289	N	3/12/2013	5/1/2013		5/1/2013	4/1/2023
77	0.3%	2,112,949	N	2/28/2013	4/1/2013		4/1/2013	3/1/2023
78	0.3%	2,122,119	N	3/7/2013	5/1/2013		5/1/2013	4/1/2023
79	0.3%	1,902,391	N	3/13/2013	5/1/2013		5/1/2013	4/1/2023
80	0.3%	1,880,479	N	2/27/2013	4/1/2013		4/1/2013	3/1/2023
81	0.2%	1,730,284	N	3/29/2013	5/1/2013		5/1/2013	4/1/2023
82	0.2%	1,729,844	N	2/28/2013	4/1/2013		4/1/2013	3/1/2023
83	0.2%	2,000,000	N	3/21/2013	5/1/2013	4/1/2023		4/1/2023
84	0.2%	1,508,152	N	3/22/2013	5/1/2013		5/1/2013	4/1/2023
85	0.2%	1,502,123	N	3/28/2013	5/1/2013		5/1/2013	4/1/2023
86	0.2%	1,424,701	N	2/27/2013	4/1/2013		4/1/2013	3/1/2023
87	0.2%	1,221,449	N	4/1/2013	5/5/2013		5/5/2013	4/5/2023
88	0.2%	1,345,439	N	2/22/2013	4/1/2013		4/1/2013	3/1/2023
89	0.2%	1,135,901	N	3/1/2013	4/1/2013		4/1/2013	3/1/2023
90	0.2%	1,366,196	N	2/25/2013	4/1/2013		4/1/2013	3/1/2023
91	0.2%	1,187,252	N	2/26/2013	4/1/2013		4/1/2013	3/1/2023
92	0.2%	1,122,720	N	3/12/2013	5/1/2013		5/1/2013	4/1/2023
93	0.1%	1,018,514	N	4/1/2013	5/5/2013		5/5/2013	4/5/2023
94	0.1%	997,571	N	3/25/2013	5/1/2013		5/1/2013	4/1/2023
95	0.1%	850,000	N	3/1/2013	4/1/2013	3/1/2023		3/1/2023

Mortgage Loan Number	Gross Mortgage Rate	Trust Advisor Fee Rate	Trustee/CA Fee Rate	Servicing Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)
1	3.72500%	0.00290%	0.00520%	0.02000%	3.69690%	Actual/360	401,677.38
1.01
1.02
2	3.93500%	0.00000%	0.00520%	0.02000%	3.90980%	Actual/360	402,624.24
3	4.15000%	0.00290%	0.00520%	0.02000%	4.12190%	Actual/360	175,318.29
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4	3.99000%	0.00290%	0.00520%	0.02000%	3.96190%	Actual/360	101,135.42
5	4.65900%	0.00290%	0.00520%	0.02000%	4.63090%	Actual/360	169,468.73
6	4.19500%	0.00290%	0.00520%	0.02000%	4.16690%	Actual/360	120,104.26
7	4.56000%	0.00290%	0.00520%	0.06000%	4.49190%	Actual/360	117,359.02
8	3.84000%	0.00290%	0.00520%	0.02000%	3.81190%	Actual/360	73,000.00
9	4.07000%	0.00290%	0.00520%	0.02000%	4.04190%	Actual/360	119,634.66
10	4.37000%	0.00290%	0.00520%	0.02000%	4.34190%	Actual/360	94,064.23
11	3.70000%	0.00290%	0.00520%	0.02000%	3.67190%	Actual/360	75,946.69
12	3.79000%	0.00290%	0.00520%	0.04000%	3.74190%	Actual/360	71,669.79
12.01
12.02
12.03
13	4.23000%	0.00290%	0.00520%	0.02000%	4.20190%	Actual/360	78,389.73
14	4.06000%	0.00290%	0.00520%	0.06000%	3.99190%	Actual/360	68,525.52
15	4.12000%	0.00290%	0.00520%	0.02000%	4.09190%	Actual/360	72,689.98
16	4.46600%	0.00290%	0.00520%	0.02000%	4.43790%	Actual/360	63,588.06
17	4.04000%	0.00290%	0.00520%	0.02000%	4.01190%	Actual/360	59,965.53
18	4.48000%	0.00290%	0.00520%	0.02000%	4.45190%	Actual/360	66,563.75
19	4.50000%	0.00290%	0.00520%	0.05000%	4.44190%	Actual/360	60,042.21
20	4.41000%	0.00290%	0.00520%	0.02000%	4.38190%	Actual/360	60,173.80
21	4.18000%	0.00290%	0.00520%	0.02000%	4.15190%	Actual/360	56,590.67
22	3.73000%	0.00290%	0.00520%	0.06000%	3.66190%	Actual/360	46,198.14
23	4.12000%	0.00290%	0.00520%	0.02000%	4.09190%	Actual/360	52,379.55
24	4.12000%	0.00290%	0.00520%	0.02000%	4.09190%	Actual/360	50,241.61
25	4.73000%	0.00290%	0.00520%	0.02000%	4.70190%	Actual/360	24,200.58
26	4.73000%	0.00290%	0.00520%	0.02000%	4.70190%	Actual/360	24,200.58
27	4.12000%	0.00290%	0.00520%	0.02000%	4.09190%	Actual/360	49,172.64
28	4.36600%	0.00290%	0.00520%	0.02000%	4.33790%	Actual/360	44,887.91
29	4.51000%	0.00290%	0.00520%	0.11000%	4.39190%	Actual/360	43,118.77
30	4.49000%	0.00290%	0.00520%	0.02000%	4.46190%	Actual/360	42,511.67
31	3.93000%	0.00290%	0.00520%	0.02000%	3.90190%	Actual/360	37,871.08
32	4.58000%	0.00290%	0.00520%	0.06000%	4.51190%	Actual/360	40,660.26
33	4.33000%	0.00290%	0.00520%	0.02000%	4.30190%	Actual/360	38,737.50
34	4.14000%	0.00290%	0.00520%	0.06000%	4.07190%	Actual/360	36,414.12
35	4.16000%	0.00290%	0.00520%	0.04000%	4.11190%	Actual/360	36,136.39
36	4.86500%	0.00290%	0.00520%	0.02000%	4.83690%	Actual/360	41,526.12
37	4.94100%	0.00290%	0.00520%	0.06000%	4.87290%	Actual/360	41,262.20
38	4.70000%	0.00290%	0.00520%	0.02000%	4.67190%	Actual/360	36,304.65
39	4.90100%	0.00290%	0.00520%	0.02000%	4.87290%	Actual/360	39,939.72
40	4.35000%	0.00290%	0.00520%	0.02000%	4.32190%	Actual/360	34,734.11
41	4.40000%	0.00290%	0.00520%	0.02000%	4.37190%	Actual/360	33,050.22
41.01
41.02
42	3.93000%	0.00290%	0.00520%	0.08000%	3.84190%	Actual/360	26,987.11
43	4.76100%	0.00290%	0.00520%	0.02000%	4.73290%	Actual/360	42,043.59
44	3.86000%	0.00290%	0.00520%	0.02000%	3.83190%	Actual/360	20,546.46
45	4.53000%	0.00290%	0.00520%	0.02000%	4.50190%	Actual/360	34,567.27
46	4.90100%	0.00290%	0.00520%	0.02000%	4.87290%	Actual/360	34,730.19
47	4.80000%	0.00290%	0.00520%	0.11000%	4.68190%	Actual/360	31,479.92
48	4.49000%	0.00290%	0.00520%	0.02000%	4.46190%	Actual/360	30,112.43
49	3.77000%	0.00290%	0.00520%	0.02000%	3.74190%	Actual/360	25,998.07
50	4.51000%	0.00290%	0.00520%	0.02000%	4.48190%	Actual/360	28,154.02
51	3.79000%	0.00290%	0.00520%	0.08000%	3.70190%	Actual/360	25,596.35
52	3.91000%	0.00290%	0.00520%	0.08000%	3.82190%	Actual/360	17,393.39
53	4.28000%	0.00290%	0.00520%	0.06000%	4.21190%	Actual/360	27,170.96
54	4.11000%	0.00290%	0.00520%	0.02000%	4.08190%	Actual/360	22,882.73
55	4.57000%	0.00290%	0.00520%	0.02000%	4.54190%	Actual/360	23,754.67
56	3.76000%	0.00290%	0.00520%	0.08000%	3.67190%	Actual/360	14,295.83
57	3.77000%	0.00290%	0.00520%	0.02000%	3.74190%	Actual/360	20,078.86
58	4.39000%	0.00290%	0.00520%	0.02000%	4.36190%	Actual/360	21,007.16
59	4.58000%	0.00290%	0.00520%	0.02000%	4.55190%	Actual/360	20,969.44
60	3.91000%	0.00290%	0.00520%	0.08000%	3.82190%	Actual/360	19,361.89
61	4.69000%	0.00290%	0.00520%	0.02000%	4.66190%	Actual/360	20,203.44
62	4.59000%	0.00290%	0.00520%	0.02000%	4.56190%	Actual/360	21,316.22
63	4.41000%	0.00290%	0.00520%	0.02000%	4.38190%	Actual/360	18,550.02
64	4.63000%	0.00290%	0.00520%	0.02000%	4.60190%	Actual/360	18,868.44
65	4.71000%	0.00290%	0.00520%	0.02000%	4.68190%	Actual/360	17,342.58
66	3.89000%	0.00290%	0.00520%	0.08000%	3.80190%	Actual/360	13,361.51
67	3.90000%	0.00290%	0.00520%	0.08000%	3.81190%	Actual/360	12,763.96
68	4.73000%	0.00290%	0.00520%	0.02000%	4.70190%	Actual/360	15,951.56
68.01
68.02
69	4.24000%	0.00290%	0.00520%	0.02000%	4.21190%	Actual/360	14,838.91
70	3.95000%	0.00290%	0.00520%	0.08000%	3.86190%	Actual/360	14,236.12
71	3.64000%	0.00290%	0.00520%	0.08000%	3.55190%	Actual/360	13,021.54
72	3.74000%	0.00290%	0.00520%	0.08000%	3.65190%	Actual/360	11,964.83
73	3.85000%	0.00290%	0.00520%	0.08000%	3.76190%	Actual/360	13,126.63
74	5.13000%	0.00290%	0.00520%	0.02000%	5.10190%	Actual/360	16,551.69
75	4.48000%	0.00290%	0.00520%	0.02000%	4.45190%	Actual/360	13,395.69
76	3.88000%	0.00290%	0.00520%	0.08000%	3.79190%	Actual/360	12,233.60
77	4.65000%	0.00290%	0.00520%	0.06000%	4.58190%	Actual/360	13,406.56
78	5.38000%	0.00290%	0.00520%	0.02000%	5.35190%	Actual/360	14,287.22
79	4.94000%	0.00290%	0.00520%	0.02000%	4.91190%	Actual/360	14,818.04
80	4.83000%	0.00290%	0.00520%	0.02000%	4.80190%	Actual/360	12,109.05
81	4.53000%	0.00290%	0.00520%	0.02000%	4.50190%	Actual/360	10,871.08
82	4.77000%	0.00290%	0.00520%	0.02000%	4.74190%	Actual/360	11,084.49
83	4.00000%	0.00290%	0.00520%	0.08000%	3.91190%	Actual/360	6,759.26
84	3.98000%	0.00290%	0.00520%	0.08000%	3.89190%	Actual/360	9,049.00
85	3.87000%	0.00290%	0.00520%	0.08000%	3.78190%	Actual/360	8,929.07
86	3.90000%	0.00290%	0.00520%	0.08000%	3.81190%	Actual/360	8,490.03
87	4.73000%	0.00290%	0.00520%	0.02000%	4.70190%	Actual/360	9,387.97
88	4.75000%	0.00290%	0.00520%	0.02000%	4.72190%	Actual/360	8,607.18
89	3.65000%	0.00290%	0.00520%	0.08000%	3.56190%	Actual/360	8,139.27
90	3.97000%	0.00290%	0.00520%	0.08000%	3.88190%	Actual/360	6,449.16
91	3.90000%	0.00290%	0.00520%	0.08000%	3.81190%	Actual/360	7,075.02
92	5.50000%	0.00290%	0.00520%	0.02000%	5.47190%	Actual/360	9,057.79
93	4.73000%	0.00290%	0.00520%	0.02000%	4.70190%	Actual/360	6,505.53
94	4.13000%	0.00290%	0.00520%	0.08000%	4.04190%	Actual/360	6,061.75
95	4.19000%	0.00290%	0.00520%	0.08000%	4.10190%	Actual/360	3,009.14

Mortgage Loan Number	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning
1	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2
1.01
1.02
2	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0
3	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
5	Amortizing Balloon		120	119	0	0	300	299	1
6	Interest-only, Amortizing Balloon	Actual/360	120	118	18	16	360	360	2
7	Amortizing Balloon		120	119	0	0	360	359	1
8	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
9	Amortizing Balloon		60	58	0	0	300	298	2
10	Amortizing Balloon		120	119	0	0	300	299	1
11	Amortizing Balloon		120	119	0	0	360	359	1
12	Amortizing Balloon		120	120	0	0	360	360	0
12.01
12.02
12.03
13	Amortizing Balloon		60	59	0	0	300	299	1
14	Amortizing Balloon		120	120	0	0	360	360	0
15	Interest-only, Amortizing Balloon	Actual/360	60	58	12	10	300	300	2
16	Amortizing Balloon		120	119	0	0	360	359	1
17	Amortizing Balloon		120	120	0	0	360	360	0
18	Amortizing Balloon		120	120	0	0	300	300	0
19	Amortizing Balloon		120	119	0	0	360	359	1
20	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	336	336	1
21	Amortizing Balloon		120	120	0	0	360	360	0
22	Amortizing Balloon		120	119	0	0	360	359	1
23	Interest-only, Amortizing Balloon	Actual/360	60	58	12	10	300	300	2
24	Interest-only, Amortizing Balloon	Actual/360	60	58	12	10	300	300	2
25	Amortizing Balloon		120	119	0	0	360	359	1
26	Amortizing Balloon		120	119	0	0	360	359	1
27	Interest-only, Amortizing Balloon	Actual/360	60	58	12	10	300	300	2
28	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2
29	Amortizing Balloon		120	119	0	0	360	359	1
30	Amortizing Balloon		120	118	0	0	360	358	2
31	Amortizing Balloon		120	119	0	0	360	359	1
32	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
33	Amortizing Balloon		120	119	0	0	360	359	1
34	Amortizing Balloon		60	58	0	0	360	358	2
35	Amortizing Balloon		120	119	0	0	360	359	1
36	Amortizing Balloon		120	119	0	0	300	299	1
37	Amortizing Balloon		120	119	0	0	300	299	1
38	Amortizing Balloon		120	119	0	0	360	359	1
39	Amortizing Balloon		120	119	0	0	300	299	1
40	Amortizing Balloon		120	119	0	0	324	323	1
41	Amortizing Balloon		120	120	0	0	360	360	0
41.01
41.02
42	Amortizing Balloon		120	119	0	0	480	479	1
43	Amortizing Balloon		120	118	0	0	240	238	2
44	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0
45	Amortizing Balloon		120	120	0	0	300	300	0
46	Amortizing Balloon		120	119	0	0	300	299	1
47	Amortizing Balloon, ARD		120	117	0	0	360	357	3
48	Amortizing Balloon		120	118	0	0	360	358	2
49	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2
50	Amortizing Balloon		120	119	0	0	360	359	1
51	Amortizing Balloon		120	119	0	0	360	359	1
52	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2
53	Amortizing Balloon		120	120	0	0	300	300	0
54	Amortizing Balloon		120	119	0	0	360	359	1
55	Amortizing Balloon		120	118	0	0	360	358	2
56	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
57	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2
58	Amortizing Balloon		120	119	0	0	360	359	1
59	Amortizing Balloon		120	119	0	0	360	359	1
60	Amortizing Balloon		120	119	0	0	360	359	1
61	Amortizing Balloon		120	119	0	0	360	359	1
62	Amortizing Balloon		120	119	0	0	300	299	1
63	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1
64	Amortizing Balloon		120	119	0	0	300	299	1
65	Amortizing Balloon		120	119	0	0	360	359	1
66	Amortizing Balloon		120	118	0	0	480	478	2
67	Amortizing Balloon		120	118	0	0	480	478	2
68	Amortizing Balloon		120	118	0	0	360	358	2
68.01
68.02
69	Amortizing Balloon		120	119	0	0	360	359	1
70	Amortizing Balloon		120	118	0	0	360	358	2
71	Amortizing Balloon		120	119	0	0	360	359	1
72	Amortizing Balloon		120	119	0	0	420	419	1
73	Amortizing Balloon		120	119	0	0	360	359	1
74	Amortizing Balloon		120	119	0	0	300	299	1
75	Amortizing Balloon		120	120	0	0	360	360	0
76	Amortizing Balloon		120	119	0	0	360	359	1
77	Amortizing Balloon		120	118	0	0	360	358	2
78	Amortizing Balloon		120	119	0	0	360	359	1
79	Amortizing Balloon		120	119	0	0	300	299	1
80	Amortizing Balloon		120	118	0	0	360	358	2
81	Amortizing Balloon		120	119	0	0	360	359	1
82	Amortizing Balloon		120	118	0	0	360	358	2
83	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1
84	Amortizing Balloon		120	119	0	0	360	359	1
85	Amortizing Balloon		120	119	0	0	360	359	1
86	Amortizing Balloon		120	118	0	0	360	358	2
87	Amortizing Balloon		120	119	0	0	300	299	1
88	Amortizing Balloon		120	118	0	0	360	358	2
89	Amortizing Balloon		120	118	0	0	300	298	2
90	Amortizing Balloon		120	118	0	0	480	478	2
91	Amortizing Balloon		120	118	0	0	360	358	2
92	Amortizing Balloon		120	119	0	0	300	299	1
93	Amortizing Balloon		120	119	0	0	360	359	1
94	Amortizing Balloon		120	119	0	0	360	359	1
95	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2

Mortgage Loan Number	Prepayment Provisions	Grace Period Default (Days)(5)	Grace Period Late (Days)(5)	Appraised Value ($)(6)	Appraisal Date	Coop -Rental Value(7)	Coop - LTV as Rental(7)	Coop - Unsold Percent(8)
1	L(26),D(90),O(4)	5	5	152,500,000	11/20/2012
1.01				126,000,000	11/20/2012
1.02				26,500,000	11/20/2012
2	L(24),D or GRTR 1% or YM(89),O(7)	5	5	250,000,000	2/8/2013
3	L(26),D(90),O(4)	5	5	94,845,000	Various
3.01				12,200,000	1/4/2013
3.02				13,365,000	1/8/2013
3.03				10,300,000	1/8/2013
3.04				8,900,000	1/16/2013
3.05				7,200,000	1/8/2013
3.06				7,800,000	1/11/2013
3.07				6,500,000	1/10/2013
3.08				5,650,000	1/7/2013
3.09				5,400,000	1/8/2013
3.10				5,000,000	1/22/2013
3.11				3,830,000	1/4/2013
3.12				3,700,000	1/7/2013
3.13				2,700,000	1/3/2013
3.14				2,300,000	1/3/2013
4	L(25),D(91),O(4)	5	5	66,200,000	2/1/2013
5	L(25),D(91),O(4)	0	0	47,000,000	1/17/2013
6	L(26),D(90),O(4)	6	6	33,000,000	1/11/2013
7	L(26),GRTR 1% or YM(90),O(4)	5	5	38,570,000	1/17/2013
8	L(24),GRTR 1% or YM(92),O(4)	5	5	39,000,000	2/5/2013
9	L(26),D(30),O(4)	5	5	33,025,000	1/23/2013
10	L(25),D(91),O(4)	5	5	23,800,000	1/11/2013
11	L(25),D(91),O(4)	5	5	33,000,000	2/2/2013
12	L(24),D(92),O(4)	5	5	22,000,000	3/5/2013
12.01				13,000,000	3/5/2013
12.02				6,100,000	3/5/2013
12.03				3,250,000	3/5/2013
13	L(25),D(31),O(4)	5	5	36,300,000	1/30/2013
14	L(24),D(92),O(4)	5	5	20,750,000	2/1/2013
15	L(26),D(30),O(4)	5	5	20,300,000	1/21/2013
16	L(60),GRTR 1% or YM(56),O(4)	0	0	18,040,000	12/16/2012
17	L(24),D(92),O(4)	5	5	16,700,000	2/12/2013
18	L(24),D(92),O(4)	5	5	18,700,000	1/1/2013
19	L(25),D(91),O(4)	5	5	15,600,000	1/15/2013
20	L(25),D(93),O(2)	5	5	16,600,000	2/25/2013
21	L(24),D(91),O(5)	5	5	16,050,000	3/5/2013
22	L(26),GRTR 1% or YM(90),O(4)	5	5	21,200,000	2/15/2013
23	L(26),D(30),O(4)	5	5	15,500,000	1/21/2013
24	L(26),D(30),O(4)	5	5	14,275,000	1/17/2013
25	L(25),D(91),O(4)	0	0	8,270,000	2/27/2013
26	L(25),D(91),O(4)	0	0	8,500,000	2/27/2013
27	L(26),D(30),O(4)	5	5	13,500,000	1/21/2013
28	L(26),GRTR 1% or YM(87),O(7)	5	5	16,400,000	8/30/2012
29	L(25),D(91),O(4)	5	5	13,200,000	1/7/2013
30	L(26),D(90),O(4)	5	5	11,750,000	12/2/2012
31	L(25),D(91),O(4)	5	5	13,600,000	2/22/2013
32	L(25),D(92),O(3)	5	5	11,700,000	2/12/2013
33	L(25),D(91),O(4)	5	5	11,400,000	2/3/2013
34	L(26),D(30),O(4)	5	5	10,800,000	2/1/2013
35	L(25),D(91),O(4)	5	0	10,510,000	2/27/2013
36	L(25),D(91),O(4)	0	0	11,500,000	1/24/2013
37	L(25),D(91),O(4)	5	0	11,500,000	12/28/2012
38	L(25),D(92),O(3)	0	0	11,950,000	2/24/2013
39	L(25),D(91),O(4)	0	0	10,800,000	1/24/2013
40	L(25),D(92),O(3)	5	5	9,100,000	2/19/2013
41	L(24),D(92),O(4)	0	0	11,140,000	2/25/2013
41.01				5,760,000	2/25/2013
41.02				5,380,000	2/25/2013
42	GRTR 1% or YM(113),1%(3),O(4)	10	10	19,200,000	2/6/2013	14,300,000	45.6%	0.0%
43	L(26),D(90),O(4)	5	5	10,000,000	1/18/2013
44	L(24),D(92),O(4)	5	5	13,600,000	12/10/2012
45	L(24),D(92),O(4)	5	5	9,200,000	1/1/2013
46	L(25),D(91),O(4)	0	0	9,500,000	1/24/2013
47	L(27),D(89),O(4)	5	5	9,700,000	10/24/2012
48	L(26),D(90),O(4)	5	5	11,100,000	12/11/2012
49	L(26),D(90),O(4)	5	5	9,420,000	1/10/2013
50	L(25),D(91),O(4)	5	5	11,000,000	12/11/2012
51	GRTR 1% or YM(113),1%(3),O(4)	10	10	72,050,000	12/20/2012	43,400,000	12.7%	10.4%
52	GRTR 1% or YM(113),1%(3),O(4)	10	10	40,800,000	1/18/2013	26,500,000	19.9%	0.0%
53	L(24),D(93),O(3)	5	5	8,000,000	3/12/2013
54	L(25),D(91),O(4)	5	5	6,650,000	3/1/2013
55	L(26),D(90),O(4)	5	5	8,450,000	1/10/2013
56	GRTR 1% or YM(113),1%(3),O(4)	10	10	137,500,000	2/12/2013	77,900,000	5.8%	0.0%
57	L(26),D(90),O(4)	5	5	7,580,000	1/14/2013
58	L(25),D(92),O(3)	5	5	6,050,000	2/13/2013
59	L(25),D(93),O(2)	5	5	6,400,000	2/19/2013
60	GRTR 1% or YM(113),1%(3),O(4)	10	10	25,781,138	1/17/2013	13,400,000	30.6%	6.0%
61	L(25),D(91),O(4)	5	5	5,600,000	1/22/2013
62	L(25),GRTR 1% or YM(91),O(4)	5	5	6,390,000	12/27/2012
63	L(25),D(91),O(4)	5	5	5,300,000	3/7/2013
64	L(25),D(91),O(4)	5	5	6,500,000	2/6/2013
65	L(25),D(91),O(4)	7	7	4,450,000	1/24/2013
66	GRTR 1% or YM(113),1%(3),O(4)	10	10	9,870,000	10/12/2012	6,600,000	49.2%	10.1%
67	GRTR 1% or YM(113),1%(3),O(4)	10	10	19,900,000	12/18/2012	14,500,000	21.3%	3.8%
68	L(26),D(91),O(3)	0	0	4,390,000	1/10/2013
68.01				2,860,000	1/10/2013
68.02				1,530,000	1/10/2013
69	L(25),D(91),O(4)	0	0	5,000,000	2/25/2013
70	GRTR 1% or YM(113),1%(3),O(4)	10	10	13,600,000	12/31/2012	7,800,000	38.4%	6.6%
71	GRTR 1% or YM(113),1%(3),O(4)	10	10	32,850,000	12/6/2012	14,100,000	20.2%	22.0%
72	GRTR 1% or YM(113),1%(3),O(4)	10	10	24,700,000	1/23/2013	22,000,000	12.7%	0.0%
73	GRTR 1% or YM(113),1%(3),O(4)	10	10	23,970,000	2/5/2013	10,400,000	26.9%	10.0%
74	L(25),D(91),O(4)	0	5	4,300,000	1/30/2013
75	L(24),D(92),O(4)	5	5	4,780,000	2/7/2013
76	GRTR 1% or YM(113),1%(3),O(4)	10	10	16,753,609	1/23/2013	9,300,000	27.9%	20.0%
77	L(26),D(90),O(4)	5	5	4,020,000	11/23/2012
78	L(25),D(91),O(4)	5	5	3,950,000	10/31/2012
79	L(25),D(91),O(4)	5	5	4,075,000	10/26/2012
80	L(26),D(90),O(4)	5	5	3,610,000	1/4/2013
81	L(25),D(92),O(3)	5	5	2,970,000	2/1/2013
82	L(26),D(91),O(3)	0	0	2,950,000	1/25/2013
83	GRTR 1% or YM(113),1%(3),O(4)	10	10	80,260,000	1/3/2013	42,400,000	4.7%	0.0%
84	GRTR 1% or YM(113),1%(3),O(4)	10	10	14,900,000	2/14/2013	9,800,000	19.4%	23.1%
85	GRTR 1% or YM(113),1%(3),O(4)	10	10	15,870,000	1/4/2013	12,100,000	15.7%	20.3%
86	GRTR 1% or YM(113),1%(3),O(4)	10	10	14,100,000	1/9/2013	13,500,000	13.3%	6.5%
87	L(25),D(91),O(4)	0	0	5,200,000	2/6/2013
88	L(26),D(90),O(4)	5	5	2,700,000	12/17/2012
89	GRTR 1% or YM(113),1%(3),O(4)	10	10	13,670,000	1/22/2013	10,900,000	14.6%	0.0%
90	GRTR 1% or YM(113),1%(3),O(4)	10	10	14,450,000	10/24/2012	8,500,000	18.2%	49.1%
91	GRTR 1% or YM(113),1%(3),O(4)	10	10	39,500,000	1/25/2013	24,100,000	6.2%	0.0%
92	L(25),D(91),O(4)	5	5	2,870,000	12/21/2012
93	L(25),D(91),O(4)	0	0	1,930,000	12/14/2012
94	GRTR 1% or YM(113),1%(3),O(4)	10	10	9,250,000	1/22/2013	6,300,000	19.8%	0.0%
95	GRTR 1% or YM(113),1%(3),O(4)	10	10	5,050,000	2/1/2013	4,100,000	20.7%	0.0%

Mortgage Loan Number	Coop - Sponsor Units(8)	Coop - Investor Units(8)	Coop - Coop Units(8)	Coop - Sponsor/Investor Carry(8)	UW NOI DSCR (x)(4)(9)	UW NCF DSCR (x)(4)(9)	Cut-off Date LTV Ratio(4)(6)	LTV Ratio at Maturity or ARD(4)(6)	Cut-off Date UW NOI Debt Yield(4)(9)	Cut-off Date UW NCF Debt Yield(4)(9)
1					1.76	1.61	57.0%	47.7%	9.7%	8.9%
1.01
1.02
2					1.87	1.80	70.0%	63.5%	10.6%	10.2%
3					2.79	2.51	52.7%	52.7%	11.7%	10.6%
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4					3.09	2.97	45.3%	45.3%	12.5%	12.0%
5					1.76	1.56	63.7%	47.1%	12.0%	10.6%
6					1.61	1.55	74.5%	62.2%	9.4%	9.1%
7					1.63	1.56	59.6%	48.3%	10.0%	9.5%
8					2.73	2.72	57.7%	57.7%	10.6%	10.6%
9					1.97	1.78	67.9%	59.6%	12.6%	11.4%
10					1.59	1.44	71.9%	52.6%	10.5%	9.5%
11					1.95	1.81	49.9%	39.3%	10.8%	10.0%
12					1.88	1.75	70.0%	55.2%	10.5%	9.8%
12.01
12.02
12.03
13					2.70	2.00	39.9%	35.1%	17.6%	13.0%
14					1.92	1.73	68.7%	54.7%	11.1%	10.0%
15					2.00	1.78	67.0%	60.5%	12.8%	11.4%
16					1.73	1.46	69.8%	56.4%	10.5%	8.9%
17					1.79	1.57	74.9%	59.5%	10.3%	9.0%
18					1.91	1.67	64.2%	47.1%	12.7%	11.1%
19					1.58	1.48	75.9%	61.4%	9.6%	9.0%
20					1.68	1.53	69.9%	58.1%	10.4%	9.5%
21					1.34	1.30	72.3%	57.8%	7.8%	7.6%
22					2.44	2.33	47.1%	37.1%	13.5%	12.9%
23					2.03	1.77	63.2%	57.1%	13.0%	11.4%
24					1.97	1.75	65.8%	59.5%	12.6%	11.2%
25					1.87	1.85	55.4%	45.2%	11.7%	11.6%
26					1.87	1.85	55.4%	45.2%	11.7%	11.6%
27					1.96	1.74	68.1%	61.5%	12.5%	11.2%
28					1.55	1.53	54.9%	46.7%	9.3%	9.1%
29					1.56	1.45	64.3%	52.1%	9.5%	8.9%
30					1.78	1.65	71.3%	57.8%	10.9%	10.0%
31					2.13	2.07	58.7%	46.6%	12.1%	11.8%
32					1.53	1.36	67.9%	58.2%	9.4%	8.3%
33					1.70	1.68	68.3%	55.0%	10.1%	10.0%
34					2.02	1.62	69.3%	63.2%	11.8%	9.5%
35					2.15	2.02	70.5%	56.4%	12.6%	11.8%
36					1.86	1.65	62.5%	46.6%	12.9%	11.4%
37					1.81	1.62	61.6%	46.1%	12.6%	11.3%
38					1.85	1.82	58.5%	47.7%	11.5%	11.4%
39					1.81	1.63	63.8%	47.6%	12.6%	11.3%
40					1.72	1.54	72.6%	55.5%	10.8%	9.7%
41					1.71	1.66	59.2%	47.7%	10.3%	10.0%
41.01
41.02
42	0	0	0	NAP	3.30	3.30	34.0%	29.9%	16.4%	16.4%
43					3.10	2.82	64.7%	40.6%	24.2%	22.0%
44					3.12	2.93	46.3%	46.3%	12.2%	11.5%
45					2.00	1.74	67.4%	49.5%	13.4%	11.7%
46					1.81	1.63	63.1%	47.1%	12.6%	11.3%
47					1.55	1.39	61.6%	50.5%	9.8%	8.8%
48					1.65	1.58	53.5%	43.3%	10.0%	9.6%
49					2.45	2.20	59.4%	49.8%	13.7%	12.3%
50					1.80	1.74	50.4%	40.8%	10.9%	10.6%
51	16	0	0	129,530	9.54	9.54	7.6%	6.0%	53.4%	53.4%
52	0	0	0	NAP	8.88	8.88	12.9%	12.9%	35.2%	35.2%
53					2.14	1.71	62.5%	45.5%	14.0%	11.1%
54					1.72	1.59	71.0%	56.7%	10.0%	9.3%
55					1.66	1.63	54.9%	44.6%	10.2%	10.0%
56	0	0	0	NAP	28.38	28.38	3.3%	3.3%	108.2%	108.2%
57					2.47	2.27	57.1%	47.8%	13.8%	12.6%
58					1.67	1.61	69.3%	55.9%	10.0%	9.7%
59					1.96	1.65	64.0%	51.9%	12.1%	10.2%
60	5	0	0	20,329	4.34	4.34	15.9%	12.6%	24.6%	24.6%
61					1.94	1.64	69.6%	56.7%	12.1%	10.2%
62					1.76	1.74	59.4%	43.8%	11.9%	11.7%
63					2.04	1.80	69.8%	59.5%	12.3%	10.9%
64					1.99	1.96	51.4%	38.0%	13.5%	13.3%
65					1.81	1.65	75.0%	61.1%	11.3%	10.3%
66	7	0	0	(5,323)	3.19	3.19	32.9%	29.0%	15.7%	15.7%
67	4	0	0	1,018	7.09	7.09	15.6%	13.7%	35.1%	35.1%
68					1.62	1.56	69.7%	56.9%	10.1%	9.8%
68.01
68.02
69					1.96	1.92	60.3%	48.4%	11.6%	11.3%
70	4	0	0		3.19	3.19	22.0%	17.5%	18.2%	18.2%
71	7	6	0	172,204	6.08	6.08	8.7%	6.8%	33.4%	33.4%
72	0	0	0	NAP	9.97	9.97	11.3%	9.5%	51.2%	51.2%
73	12	0	0	57,613	4.79	4.79	11.7%	9.2%	27.0%	27.0%
74					1.48	1.42	64.9%	48.8%	10.5%	10.1%
75					2.12	2.05	55.4%	44.8%	12.9%	12.5%
76	18	0	0	14,060	4.60	4.60	15.5%	12.3%	26.0%	26.0%
77					1.55	1.46	64.5%	52.6%	9.6%	9.0%
78					1.84	1.60	64.5%	53.7%	12.4%	10.8%
79					1.68	1.64	62.5%	46.7%	11.7%	11.5%
80					1.98	1.83	63.6%	52.1%	12.5%	11.6%
81					1.80	1.76	71.9%	58.3%	11.0%	10.8%
82					1.59	1.52	71.7%	58.6%	10.0%	9.6%
83	0	0	0	NAP	32.64	32.64	2.5%	2.5%	132.4%	132.4%
84	15	0	0	91,495	5.65	5.65	12.7%	10.1%	32.3%	32.3%
85	12	0	0	55,382	8.16	8.16	12.0%	9.5%	46.1%	46.1%
86	4	0	0	42,114	8.29	8.29	12.7%	10.1%	47.1%	47.1%
87					2.73	2.68	31.7%	23.5%	18.7%	18.3%
88					1.97	1.87	61.0%	49.8%	12.3%	11.7%
89	0	0	0	NAP	7.83	7.83	11.7%	8.3%	48.0%	48.0%
90	28	0	0	93,215	8.00	8.00	10.7%	9.5%	40.0%	40.0%
91	0	0	0	NAP	19.19	19.19	3.8%	3.0%	108.9%	108.9%
92					2.25	2.15	51.3%	39.1%	16.6%	15.9%
93					2.00	1.94	64.7%	52.8%	12.5%	12.1%
94	0	0	0	NAP	6.28	6.28	13.5%	10.8%	36.6%	36.6%
95	0	0	0	NAP	8.18	8.18	16.8%	16.8%	34.8%	34.8%

Mortgage Loan Number	UW Revenues ($)(9)(10)	UW Expenses ($)(9)	UW Net Operating Income ($)(9)	UW Replacement ($)(9)	UW TI/LC ($)(9)	UW Net Cash Flow ($)(9)	Occupancy Rate(11)	Occupancy as-of Date(11)	UW Hotel ADR	UW Hotel RevPAR
1	13,292,881	4,819,110	8,473,771	69,475	629,556	7,774,741	93.9%	1/1/2013
1.01	10,914,639	3,656,996	7,257,643	53,742	514,684	6,689,217	96.8%	1/14/2013
1.02	2,378,242	1,162,114	1,216,128	15,733	114,872	1,085,524	85.6%	1/1/2013
2	28,389,920	9,772,926	18,616,994	197,729	557,691	17,861,574	97.6%	2/1/2013
3	8,688,841	2,824,475	5,864,366	68,282	508,686	5,287,398	98.4%	5/1/2013
3.01	1,317,084	380,615	936,469	5,986	59,730	870,752	100.0%	5/1/2013
3.02	1,225,549	525,898	699,650	12,699	84,367	602,584	100.0%	5/1/2013
3.03	866,523	256,920	609,603	8,800	60,796	540,007	100.0%	5/1/2013
3.04	688,172	175,079	513,093	5,092	39,138	468,863	100.0%	5/1/2013
3.05	653,299	189,665	463,634	6,091	38,764	418,778	81.6%	5/1/2013
3.06	707,564	273,666	433,898	5,865	42,782	385,251	100.0%	5/1/2013
3.07	587,652	177,720	409,932	4,066	32,282	373,585	100.0%	5/1/2013
3.08	497,699	140,319	357,380	2,880	25,064	329,436	100.0%	5/1/2013
3.09	503,102	187,103	315,999	4,617	32,224	279,158	100.0%	5/1/2013
3.10	410,424	116,952	293,472	2,720	22,062	268,690	100.0%	5/1/2013
3.11	306,356	98,891	207,465	2,460	18,203	186,802	100.0%	5/1/2013
3.12	365,762	115,950	249,812	2,272	19,049	228,491	100.0%	5/1/2013
3.13	296,871	83,168	213,703	2,734	19,055	191,915	100.0%	5/1/2013
3.14	262,784	102,529	160,256	2,000	15,169	143,086	100.0%	5/1/2013
4	4,966,048	1,217,978	3,748,070	7,769	131,734	3,608,568	100.0%	5/1/2013
5	10,033,952	6,451,941	3,582,011	0	0	3,180,652	74.3%	12/31/2012	160	119
6	3,866,609	1,544,344	2,322,265	84,500	0	2,237,765	93.2%	1/9/2013
7	3,129,402	839,599	2,289,803	15,668	82,906	2,191,229	66.6%	3/11/2013
8	2,826,734	435,448	2,391,286	5,697	0	2,385,589	100.0%	5/1/2013
9	6,931,852	4,097,859	2,833,993	0	0	2,556,719	80.7%	12/31/2012	165	124
10	2,758,665	966,585	1,792,080	54,015	110,347	1,627,718	88.6%	2/1/2013
11	3,114,452	1,334,982	1,779,470	25,991	106,313	1,647,166	86.1%	2/11/2013
12	2,021,915	404,384	1,617,530	29,001	86,629	1,501,901	100.0%	2/26/2013
12.01	1,197,678	235,770	961,908	17,530	45,677	898,701	100.0%	2/26/2013
12.02	529,244	106,829	422,415	7,481	24,317	390,617	100.0%	2/26/2013
12.03	294,993	61,785	233,207	3,990	16,634	212,583	100.0%	2/26/2013
13	16,584,458	14,040,619	2,543,839	0	0	1,880,461	67.3%	1/31/2013	123	83
14	2,045,785	466,676	1,579,109	36,066	116,632	1,426,411	100.0%	3/20/2013
15	4,690,968	2,949,732	1,741,237	0	0	1,553,598	71.7%	12/31/2012	137	98
16	2,064,489	745,794	1,318,695	36,349	167,787	1,114,559	96.1%	1/31/2013
17	2,288,727	997,368	1,291,359	22,821	138,990	1,129,549	96.2%	1/10/2013
18	3,840,944	2,312,559	1,528,386	0	0	1,336,338	74.2%	12/31/2012	133	90
19	1,518,331	377,899	1,140,432	16,467	56,816	1,067,150	95.7%	4/1/2013
20	1,573,991	363,653	1,210,338	20,636	83,925	1,105,777	98.5%	2/26/2013
21	1,213,727	304,942	908,785	5,885	16,830	886,070	87.0%	12/31/2012
22	2,221,659	869,705	1,351,955	61,984	0	1,289,971	94.7%	2/15/2013
23	4,031,027	2,755,489	1,275,538	0	0	1,114,297	69.0%	12/31/2012	110	76
24	3,322,258	2,134,927	1,187,332	0	0	1,054,441	66.9%	12/31/2012	100	67
25	848,537	313,852	534,685	4,000	0	530,685	100.0%	3/31/2013
26	945,752	395,705	550,046	4,750	0	545,296	100.0%	3/14/2013
27	3,173,414	2,019,683	1,153,731	0	0	1,026,794	74.2%	12/31/2012	109	81
28	1,308,656	471,896	836,760	15,267	0	821,493	83.7%	1/14/2013
29	1,070,728	261,567	809,161	5,014	51,613	752,534	78.6%	3/4/2013
30	1,518,052	608,591	909,461	16,773	52,276	840,412	90.3%	1/8/2013
31	1,588,995	619,321	969,675	29,800	0	939,875	91.6%	3/25/2013
32	1,049,862	304,870	744,992	13,596	68,508	662,888	93.8%	2/26/2013
33	1,139,532	350,052	789,480	8,542	0	780,938	92.2%	12/31/2012
34	1,771,490	887,810	883,680	26,338	147,946	709,396	78.9%	12/1/2012
35	1,944,792	1,011,662	933,130	57,000	0	876,130	96.9%	2/5/2013
36	2,656,938	1,730,356	926,582	0	0	820,304	63.3%	12/31/2012	127	80
37	2,382,843	1,486,936	895,906	0	0	800,592	74.3%	12/31/2012	96	71
38	1,606,528	800,174	806,354	11,700	0	794,654	94.4%	1/31/2013
39	2,160,871	1,292,644	868,227	0	0	781,792	65.6%	12/31/2012	102	67
40	1,997,756	1,281,892	715,864	74,400	0	641,464	96.8%	3/5/2013
41	1,145,000	465,475	679,525	20,109	0	659,416	79.2%	2/15/2013
41.01	588,289	250,130	338,159	10,168	0	327,991	75.4%	2/15/2013
41.02	556,711	215,345	341,366	9,941	0	331,425	83.1%	2/15/2013
42	2,172,840	1,103,300	1,069,540	30,800	0	1,069,540	95.0%	2/6/2013
43	3,516,329	1,953,577	1,562,752	0	0	1,422,099	84.7%	12/31/2012	155	116
44	1,094,533	325,264	769,269	4,675	41,134	723,461	86.0%	12/13/2012
45	2,155,369	1,325,124	830,246	0	0	722,477	79.2%	12/31/2012	89	64
46	1,895,952	1,142,779	753,173	0	0	677,335	65.9%	12/31/2012	106	70
47	1,364,696	779,114	585,582	60,750	0	524,832	85.2%	1/28/2013
48	1,022,276	426,828	595,448	22,800	0	572,648	100.0%	2/25/2013
49	1,399,720	635,253	764,467	76,608	0	687,859	93.8%	2/18/2013
50	965,160	358,628	606,532	19,200	0	587,332	98.4%	1/15/2013
51	5,067,341	2,136,500	2,930,841	22,500	0	2,930,841	94.7%	12/20/2012
52	4,131,806	2,279,000	1,852,806	39,000	0	1,852,806	95.0%	1/18/2013
53	974,380	276,723	697,657	50,044	90,446	557,167	92.4%	3/18/2013
54	720,792	247,732	473,060	6,984	28,716	437,360	84.3%	2/1/2013
55	760,273	287,548	472,725	9,044	0	463,681	98.6%	2/13/2013
56	8,193,750	3,324,849	4,868,901	17,250	0	4,868,901	95.0%	2/12/2013
57	1,171,819	575,582	596,237	50,400	0	545,837	100.0%	1/21/2013
58	803,337	382,350	420,987	15,915	0	405,072	82.9%	1/31/2013
59	804,877	310,696	494,181	14,350	64,180	415,651	89.9%	3/1/2013
60	1,885,940	877,800	1,008,140	24,000	0	1,008,140	95.0%	1/17/2013
61	948,356	477,418	470,938	13,362	60,539	397,037	92.8%	1/31/2013
62	651,698	200,269	451,430	7,332	0	444,097	94.0%	3/14/2013
63	597,388	143,143	454,245	8,069	44,480	401,696	100.0%	3/18/2013
64	698,454	248,416	450,038	5,609	0	444,429	96.3%	1/31/2013
65	562,149	185,231	376,918	6,857	26,857	343,204	90.6%	2/1/2013
66	1,024,854	514,000	510,854	16,000	0	510,854	96.0%	10/12/2012
67	2,004,661	919,000	1,085,661	31,000	0	1,085,661	95.0%	12/18/2012
68	638,139	328,783	309,355	10,400	0	298,955	94.2%	Various
68.01	419,875	215,886	203,989	7,200	0	196,789	94.4%	12/31/2012
68.02	218,263	112,897	105,366	3,200	0	102,166	93.8%	1/1/2013
69	587,986	238,175	349,811	8,100	0	341,711	97.5%	2/28/2013
70	1,140,282	594,880	545,402	12,490	0	545,402	95.0%	12/31/2012
71	1,805,688	855,000	950,688	14,000	0	950,688	95.0%	12/6/2012
72	2,536,044	1,104,405	1,431,639	18,450	0	1,431,639	95.0%	1/23/2013
73	2,053,268	1,299,000	754,268	38,000	0	754,268	96.0%	2/5/2013
74	306,375	13,191	293,184	3,374	8,436	281,374	100.0%	3/13/2013
75	551,214	210,161	341,053	10,973	0	330,080	87.2%	1/31/2013
76	1,424,026	748,850	675,176	22,000	0	675,176	95.0%	1/23/2013
77	342,040	93,164	248,876	4,949	9,756	234,171	100.0%	11/30/2012
78	750,522	435,070	315,452	9,152	31,576	274,724	95.1%	2/26/2013
79	575,533	277,010	298,523	6,100	0	292,423	95.0%	1/1/2013
80	426,463	138,492	287,971	4,578	17,773	265,621	100.0%	3/19/2013
81	401,567	166,778	234,789	4,800	0	229,989	91.7%	1/31/2013
82	337,941	126,364	211,577	9,053	0	202,524	86.2%	2/11/2013
83	4,517,345	1,870,010	2,647,335	14,100	0	2,647,335	95.0%	1/3/2013
84	1,325,224	711,885	613,339	9,900	0	613,339	95.0%	2/14/2013
85	1,229,426	355,250	874,176	17,500	0	874,176	95.0%	1/4/2013
86	1,369,093	524,104	844,989	9,450	0	844,989	95.0%	1/9/2013
87	816,300	508,834	307,466	5,500	0	301,966	98.2%	2/28/2013
88	466,307	263,293	203,013	9,635	0	193,379	92.8%	12/11/2012
89	1,298,840	534,000	764,840	14,000	0	764,840	95.0%	1/22/2013
90	1,292,934	674,000	618,934	20,000	0	618,934	95.0%	10/24/2012
91	2,274,882	646,000	1,628,882	12,000	0	1,628,882	95.0%	1/25/2013
92	597,851	353,607	244,245	10,232	0	234,013	86.1%	12/1/2012
93	255,648	99,642	156,006	4,450	0	151,556	94.4%	3/1/2013
94	892,800	436,000	456,800	12,000	0	456,800	96.0%	1/22/2013
95	520,980	225,505	295,475	3,300	0	295,475	95.0%	2/1/2013

Mortgage Loan Number	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)(12)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period
1	NAV	NAV	NAV	NAV	NAV	NAV			NAV
1.01	NAV	NAV	NAV	NAV	NAV	NAV			NAV
1.02	NAV	NAV	NAV	NAV	NAV	NAV			NAV
2	Actual 2012	26,049,630	9,698,537	16,351,093	0	16,351,093			Actual 2011
3	Various 2012	8,693,887	2,210,917	6,482,970	0	6,482,970			NAV
3.01	Annualized 9 11/30/2012	1,409,946	362,131	1,047,815	0	1,047,815			NAV
3.02	Annualized 5 11/30/2012	1,537,431	393,560	1,143,871	0	1,143,871			NAV
3.03	Annualized 8 8/31/2012	0	125,995	-125,995	0	-125,995			NAV
3.04	Annualized 10 11/30/2012	801,353	155,580	645,773	0	645,773			NAV
3.05	Annualized 6 11/30/2012	784,068	153,965	630,103	0	630,103			NAV
3.06	Annualized 11 11/30/2012	802,740	245,424	557,315	0	557,315			NAV
3.07	Annualized 9 10/31/2012	581,399	130,167	451,232	0	451,232			NAV
3.08	Annualized 9 12/31/2012	557,631	111,005	446,625	0	446,625			NAV
3.09	Annualized 8 10/31/2012	622,648	192,710	429,937	0	429,937			NAV
3.10	TTM 6/30/2012	483,797	102,586	381,211	0	381,211			NAV
3.11	Annualized 8 11/30/2012	363,794	54,139	309,656	0	309,656			NAV
3.12	Annualized 11 11/30/2012	412,843	105,570	307,273	0	307,273			NAV
3.13	Annualized 11 11/30/2012	336,238	78,084	258,154	0	258,154			NAV
3.14	NAV	NAV	NAV	NAV	NAV	NAV			NAV
4	Actual 2012	3,088,681	798,879	2,289,802	0	2,289,802			Actual 2011
5	Actual 2012	10,061,479	6,309,369	3,752,110	0	3,752,110	160	119	Actual 2011
6	Actual 2012	3,790,750	1,527,441	2,263,309	0	2,263,309			Actual 2011
7	Actual 2012	3,109,507	787,675	2,321,832	0	2,321,832			Actual 2011
8	NAV	NAV	NAV	NAV	NAV	NAV			NAV
9	Actual 2012	7,169,522	4,041,487	3,128,035	0	3,128,035	159	128	Actual 2011
10	Actual 2012	3,025,905	787,173	2,238,732	23,015	2,215,717			Actual 2011
11	Actual 2012	3,567,734	1,207,644	2,360,090	0	2,360,090			Actual 2011
12	Actual 2012	1,866,097	377,344	1,488,753	710,164	778,589			Actual 2011
12.01	Actual 2012	869,528	210,843	658,685	629,935	28,750			Actual 2011
12.02	Actual 2012	626,570	106,478	520,093	80,229	439,864			Actual 2011
12.03	Actual 2012	369,999	60,023	309,976	0	309,976			Actual 2011
13	TTM 1/31/2013	16,609,902	13,996,971	2,612,930	664,396	1,948,534	123	83	Actual 2012
14	Actual 2012	2,046,729	432,725	1,614,004	0	1,614,004			Actual 2011
15	Actual 2012	4,690,968	2,853,843	1,837,125	0	1,837,125	137	98	Actual 2011
16	Actual 2012	1,834,753	730,491	1,104,262	0	1,104,262			Actual 2011
17	Actual 2012	1,923,764	949,032	974,731	0	974,731			Actual 2011
18	Actual 2012	4,107,814	2,367,952	1,739,862	166,888	1,572,974	130	97	Actual 2011
19	Actual 2012	1,306,998	355,055	951,943	0	951,943			Actual 2011
20	Actual 2012	1,513,935	340,918	1,173,017	20,640	1,152,377			Actual 2011
21	Actual 2012	1,145,762	214,825	930,937	0	930,937			Actual 2011
22	TTM 1/25/2013	2,228,098	862,009	1,366,089	0	1,366,089			Actual 2011
23	Actual 2012	4,039,719	2,768,511	1,271,208	0	1,271,208	110	76	Actual 2011
24	Actual 2012	3,331,107	2,097,964	1,233,143	0	1,233,143	100	67	Actual 2011
25	TTM 2/28/2013	869,376	284,534	584,842	0	584,842			Actual 2012
26	TTM 2/28/2013	979,681	360,373	619,308	0	619,308			Actual 2012
27	Actual 2012	3,181,919	2,019,247	1,162,672	0	1,162,672	109	81	Actual 2011
28	Actual 2012	1,308,656	451,777	856,879	0	856,879			Actual 2011
29	NAP	NAP	NAP	NAP	NAP	NAP			NAP
30	TTM 11/30/2012	1,661,639	623,700	1,037,940	0	1,037,940			Actual 2011
31	TTM 1/31/2013	1,588,995	543,611	1,045,385	43,896	1,001,489			Actual 2012
32	Actual 2012	1,031,847	298,145	733,702	0	733,702			Actual 2011
33	TTM 1/31/2013	1,162,553	346,115	816,437	0	816,437			Actual 2012
34	Actual 2012	1,637,245	839,541	797,704	0	797,704			Actual 2011
35	TTM 2/28/2013	1,904,471	1,036,120	868,351	0	868,351			Actual 2012
36	Actual 2012	2,664,066	1,704,602	959,464	0	959,464	127	80	Actual 2011
37	Actual 2012	2,389,488	1,496,240	893,248	0	893,248	96	71	Actual 2011
38	TTM 1/31/2013	1,602,967	776,744	826,223	0	826,223			Actual 2012
39	Actual 2012	2,166,849	1,242,478	924,371	0	924,371	102	67	Actual 2011
40	Actual 2012	1,923,780	1,168,974	754,806	67,212	687,594			Actual 2011
41	Actual 2012	1,148,616	372,837	775,779	0	775,780			Actual 2011
41.01	Actual 2012	592,727	208,466	384,262	0	384,262			Actual 2011
41.02	Actual 2012	555,889	164,371	391,518	0	391,518			Actual 2011
42	NAP	NAP	NAP	NAP	NAP	NAP			NAP
43	Actual 2012	4,124,885	1,599,724	2,525,161	0	2,525,161	161	136	Actual 2011
44	Actual 2012	1,020,471	334,274	686,197	0	686,197			Actual 2011
45	Actual 2012	2,302,901	1,354,135	948,766	92,361	856,405	87	69	Actual 2011
46	Actual 2012	1,901,027	1,095,184	805,843	0	805,843	106	70	Actual 2011
47	Actual 2012	1,365,601	736,526	629,075	0	629,075			Actual 2011
48	Actual 2012	1,028,250	414,472	613,778	0	613,778			Actual 2011
49	Actual 2012	1,414,161	614,017	800,144	46,150	753,994			Actual 2011
50	Actual 2012	964,046	323,886	640,160	0	640,160			Actual 2011
51	NAP	NAP	NAP	NAP	NAP	NAP			NAP
52	NAP	NAP	NAP	NAP	NAP	NAP			NAP
53	Actual 2012	863,982	235,254	628,728	426,400	202,328			Actual 2011
54	Actual 2012	713,148	250,166	462,982	0	462,982			Actual 2011
55	Actual 2012	886,785	253,586	633,199	0	633,199			Actual 2011
56	NAP	NAP	NAP	NAP	NAP	NAP			NAP
57	Actual 2012	1,202,412	547,710	654,702	45,965	608,737			Actual 2011
58	Actual 2012	793,324	382,838	410,486	0	410,486			Actual 2011
59	Actual 2012	653,414	279,322	374,092	350	373,742			Actual 2011
60	NAP	NAP	NAP	NAP	NAP	NAP			NAP
61	TTM 1/31/2013	988,960	463,363	525,597	92,681	432,916			Actual 2012
62	Actual 2012	652,129	162,459	489,670	0	489,670			Actual 2011
63	TTM 2/28/2013	559,042	149,923	409,119	0	409,119			NAP
64	TTM 1/31/2013	728,684	216,672	512,012	0	512,012			Actual 2012
65	Actual 2012	539,310	163,338	375,972	0	375,972			Actual 2011
66	NAP	NAP	NAP	NAP	NAP	NAP			NAP
67	NAP	NAP	NAP	NAP	NAP	NAP			NAP
68	Actual 2012	636,648	360,052	276,597	0	276,597			Various
68.01	Actual 2012	418,385	250,473	167,912	0	167,912			Actual 2011
68.02	Actual 2012	218,263	109,579	108,684	0	108,684			TTM 7/10/2012
69	TTM 2/28/2013	603,532	205,110	398,421	0	398,421			Actual 2011
70	NAP	NAP	NAP	NAP	NAP	NAP			NAP
71	NAP	NAP	NAP	NAP	NAP	NAP			NAP
72	NAP	NAP	NAP	NAP	NAP	NAP			NAP
73	NAP	NAP	NAP	NAP	NAP	NAP			NAP
74	NAP	NAP	NAP	NAP	NAP	NAP			NAP
75	TTM 2/28/2013	551,831	218,285	333,546	0	333,546			Actual 2012
76	NAP	NAP	NAP	NAP	NAP	NAP			NAP
77	Actual 2012	438,422	85,028	353,394	0	353,394			Actual 2011
78	Actual 2012	773,348	414,914	358,433	31,006	327,427			Actual 2011
79	TTM 2/28/2013	585,279	266,962	318,317	0	318,317			Actual 2012
80	Actual 2012	464,469	112,960	351,509	0	351,509			Actual 2011
81	Actual 2012	403,392	163,156	240,236	3,193	237,043			Actual 2011
82	Actual 2012	337,941	128,117	209,824	0	209,824			Actual 2011
83	NAP	NAP	NAP	NAP	NAP	NAP			NAP
84	NAP	NAP	NAP	NAP	NAP	NAP			NAP
85	NAP	NAP	NAP	NAP	NAP	NAP			NAP
86	NAP	NAP	NAP	NAP	NAP	NAP			NAP
87	TTM 1/31/2013	834,938	429,052	405,886	27,000	378,886			Actual 2011
88	Actual 2012	466,715	261,227	205,488	0	205,488			Actual 2011
89	NAP	NAP	NAP	NAP	NAP	NAP			NAP
90	NAP	NAP	NAP	NAP	NAP	NAP			NAP
91	NAP	NAP	NAP	NAP	NAP	NAP			NAP
92	TTM 2/28/2013	598,468	344,287	254,181	0	254,181			Actual 2012
93	TTM 2/28/2013	269,775	93,650	176,125	0	176,125			Actual 2012
94	NAP	NAP	NAP	NAP	NAP	NAP			NAP
95	NAP	NAP	NAP	NAP	NAP	NAP			NAP

Mortgage Loan Number	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)(12)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)
1	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
1.01	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
1.02	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
2	26,126,259	10,114,539	16,011,720	0	16,011,720			Actual 2010	24,847,393	9,380,075
3	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.01	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.02	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.03	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.04	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.05	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.06	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.07	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.08	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.09	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.10	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.11	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.12	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.13	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3.14	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
4	2,242,679	726,246	1,516,433	0	1,516,433			Actual 2010	2,792,915	611,089
5	9,056,173	6,142,095	2,914,078	0	2,914,078	147	107	Actual 2010	7,881,528	5,638,986
6	3,240,889	1,575,059	1,665,830	0	1,665,830			Actual 2010	3,642,945	1,632,447
7	3,010,205	763,881	2,246,324	0	2,246,324			Actual 2010	2,169,499	705,153
8	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
9	6,531,351	4,052,183	2,479,168	261,254	2,217,914	154	116	Actual 2010	6,204,401	3,858,476
10	2,947,805	905,683	2,042,121	0	2,042,121			Actual 2010	2,950,032	1,041,401
11	3,411,434	1,213,629	2,197,805	0	2,197,805			Actual 2010	3,149,734	1,244,915
12	1,461,163	346,929	1,114,234	0	1,114,234			Actual 2010	1,467,282	336,683
12.01	536,170	193,476	342,694	0	342,694			Actual 2010	593,442	187,961
12.02	549,906	94,754	455,152	0	455,152			Actual 2010	507,841	92,903
12.03	375,088	58,699	316,389	0	316,389			Actual 2010	365,999	55,818
13	16,368,354	13,821,361	2,546,993	654,734	1,892,259	121	81	Actual 2011	12,919,539	12,563,215
14	1,967,741	364,097	1,603,644	0	1,603,644			Actual 2010	2,069,207	467,406
15	3,917,210	2,476,155	1,441,056	0	1,441,056	127	81	Actual 2010	2,640,808	1,462,925
16	1,782,968	706,102	1,076,866	0	1,076,866			Actual 2010	1,488,416	723,663
17	1,928,036	931,173	996,863	0	996,863			Actual 2010	2,160,858	963,395
18	3,765,359	2,252,471	1,512,888	153,659	1,359,229	125	89	Actual 2010	3,766,876	2,279,748
19	1,120,806	338,110	782,696	0	782,696			Actual 2010	1,275,855	339,397
20	1,570,243	318,736	1,251,507	51,559	1,199,948			Actual 2010	1,569,965	274,229
21	1,245,992	208,891	1,037,101	0	1,037,101			Actual 2010	1,304,711	236,176
22	2,058,717	827,979	1,230,738	0	1,230,738			Actual 2010	1,958,714	799,498
23	3,670,796	2,718,870	951,926	130,264	821,662	99	68	Actual 2010	4,006,142	2,673,000
24	3,256,555	2,290,776	965,779	130,264	835,515	99	66	Actual 2010	3,293,683	2,466,994
25	870,923	289,359	581,564	0	581,564			Actual 2011	863,660	298,742
26	974,723	357,628	617,095	0	617,095			Actual 2011	944,860	346,005
27	3,152,685	1,997,817	1,154,868	126,107	1,028,761	105	80	Actual 2010	2,836,652	2,140,624
28	1,379,513	505,874	873,639	0	873,639			Actual 2010	1,229,751	470,535
29	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
30	1,566,026	498,440	1,067,586	0	1,067,586			Actual 2010	1,240,329	474,981
31	1,599,836	555,912	1,043,924	65,618	978,306			Actual 2011	1,557,682	518,831
32	1,027,703	287,774	739,929	0	739,929			Actual 2010	1,062,391	298,285
33	1,153,731	349,696	804,035	0	804,035			Actual 2011	1,100,963	367,299
34	1,716,543	838,389	878,154	0	878,154			Actual 2010	1,492,228	842,224
35	1,869,359	1,028,989	840,370	0	840,370			Actual 2011	1,649,704	982,147
36	2,659,440	1,740,143	919,297	0	919,297	128	80	Actual 2010	3,024,554	1,799,259
37	1,859,762	1,260,986	598,776	0	598,776	88	56	NAV	NAV	NAV
38	1,599,973	762,579	837,394	0	837,394			Actual 2011	1,637,722	799,319
39	2,020,703	1,204,856	815,847	0	815,847	98	60	Actual 2010	1,858,568	1,267,735
40	1,833,529	1,088,298	745,231	67,212	678,019			Actual 2010	1,780,281	1,174,817
41	1,081,545	345,787	735,758	0	735,758			Actual 2010	1,010,670	338,562
41.01	588,587	201,236	387,351	0	387,351			Actual 2010	591,407	206,484
41.02	492,958	144,551	348,407	0	348,407			Actual 2010	419,264	132,078
42	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
43	3,339,810	1,315,355	2,024,455	0	2,024,455	124	111	Actual 2010	2,179,991	936,112
44	1,014,291	305,829	708,462	0	708,462			Actual 2010	967,617	283,965
45	1,993,012	1,269,080	723,932	80,914	643,018	81	59	Actual 2010	1,742,520	1,139,272
46	1,748,233	1,103,393	644,840	0	644,840	102	64	Actual 2010	1,730,228	1,060,430
47	1,396,382	748,215	648,167	0	648,167			Actual 2010	1,448,796	785,580
48	971,399	475,196	496,203	0	496,203			Actual 2010	925,104	430,834
49	1,362,800	583,299	779,501	48,009	731,492			Actual 2010	1,334,436	556,111
50	823,309	348,601	474,708	0	474,708			Actual 2010	761,086	323,275
51	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
52	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
53	933,050	279,386	653,664	39,000	614,664			Actual 2010	698,674	286,432
54	765,353	253,508	511,845	0	511,845			Actual 2010	870,789	247,803
55	791,545	237,757	553,788	0	553,788			Actual 2010	678,981	252,248
56	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
57	1,138,144	551,450	586,694	61,966	524,728			Actual 2010	1,109,058	528,972
58	692,446	344,224	348,222	0	348,222			Actual 2010	572,374	323,924
59	700,319	249,197	451,122	3,660	447,462			Actual 2010	722,786	368,215
60	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
61	985,949	465,802	520,147	93,424	426,723			Actual 2011	861,923	477,317
62	638,006	165,307	472,698	0	472,698			Actual 2010	573,854	191,617
63	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
64	722,848	219,913	502,935	0	502,935			Actual 2011	606,061	223,179
65	534,911	155,689	379,222	0	379,222			Actual 2010	528,306	165,796
66	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
67	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
68	659,971	343,281	316,690	0	316,690			Actual 2010	411,409	227,539
68.01	419,795	238,106	181,689	0	181,689			Actual 2010	411,409	227,539
68.02	240,176	105,175	135,001	0	135,001			NAV	NAV	NAV
69	601,447	219,344	382,102	0	382,102			Actual 2010	583,916	221,454
70	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
71	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
72	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
73	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
74	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
75	543,594	210,067	333,527	0	333,527			Actual 2011	479,727	194,911
76	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
77	448,178	85,695	362,483	0	362,483			Actual 2010	447,016	83,365
78	767,984	425,298	342,686	9,012	333,674			Actual 2010	683,912	401,352
79	581,722	256,995	324,727	0	324,727			Actual 2011	593,116	247,561
80	425,888	127,881	298,007	0	298,007			Actual 2010	419,900	108,119
81	390,029	143,823	246,206	16,362	229,844			Actual 2010	368,785	139,290
82	341,298	128,704	212,594	0	212,594			Actual 2010	330,037	130,565
83	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
84	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
85	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
86	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
87	791,325	398,365	392,960	0	392,960			Actual 2010	774,008	413,104
88	446,875	246,724	200,151	0	200,151			Actual 2010	427,959	255,961
89	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
90	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
91	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
92	601,022	340,791	260,231	0	260,231			Actual 2011	578,016	341,861
93	267,880	67,307	200,573	0	200,573			Actual 2011	257,510	65,623
94	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP
95	NAP	NAP	NAP	NAP	NAP			NAP	NAP	NAP

Mortgage Loan Number	Third Most Recent NOI ($)(12)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)
1	NAV	NAV	NAV			N
1.01	NAV	NAV	NAV			N
1.02	NAV	NAV	NAV			N
2	15,467,318	0	15,467,318			N
3	NAV	NAV	NAV			N
3.01	NAV	NAV	NAV			N
3.02	NAV	NAV	NAV			N
3.03	NAV	NAV	NAV			N
3.04	NAV	NAV	NAV			N
3.05	NAV	NAV	NAV			N
3.06	NAV	NAV	NAV			N
3.07	NAV	NAV	NAV			N
3.08	NAV	NAV	NAV			N
3.09	NAV	NAV	NAV			N
3.10	NAV	NAV	NAV			N
3.11	NAV	NAV	NAV			N
3.12	NAV	NAV	NAV			N
3.13	NAV	NAV	NAV			N
3.14	NAV	NAV	NAV			N
4	2,181,826	0	2,181,826			N
5	2,242,542	0	2,242,542	147	93	N
6	2,010,498	0	2,010,498			N
7	1,464,346	0	1,464,346			N
8	NAV	NAV	NAV			N
9	2,345,925	243,748	2,102,177	152	110	N
10	1,908,632	0	1,908,632			N
11	1,904,819	0	1,904,819			N
12	1,130,599	0	1,130,599			N
12.01	405,481	0	405,481			N
12.02	414,937	0	414,937			N
12.03	310,181	0	310,181			N
13	356,324	516,782	-160,458	114	59	N
14	1,601,801	0	1,601,801			N
15	1,177,883	0	1,177,883	137	94	N
16	764,753	0	764,753			N
17	1,197,464	0	1,197,464			N
18	1,487,128	112,415	1,374,713	125	90	N
19	936,458	0	936,458			N
20	1,295,736	73,644	1,222,092			N
21	1,068,535	0	1,068,535			N
22	1,159,216	0	1,159,216			N
23	1,333,142	134,810	1,198,332	102	76	N
24	826,690	0	826,690	98	68	N
25	564,917	0	564,917			N
26	598,855	0	598,855			N
27	696,028	113,466	582,562	99	73	N
28	759,216	0	759,216			N
29	NAP	NAP	NAP			N
30	765,348	0	765,348			N
31	1,038,851	148,501	890,350			N
32	764,106	0	764,106			N
33	733,664	0	733,664			N
34	650,004	0	650,004			N
35	667,557	116,018	551,539			N
36	1,225,295	0	1,225,295	125	91	N
37	NAV	NAV	NAV	NAV	NAV	N
38	838,403	0	838,403			N
39	590,833	0	590,833	90	55	N
40	605,464	74,400	531,064			N
41	672,110	0	672,110			N
41.01	384,923	0	384,923			N
41.02	287,187	0	287,187			N
42	NAP	NAP	NAP			N
43	1,243,879	0	1,243,879	99	72	N
44	683,652	0	683,652			N
45	603,248	37,651	565,597	77	52	N
46	669,798	0	669,798	99	64	N
47	663,216	0	663,216			N
48	494,270	0	494,270			N
49	778,325	41,588	736,737			N
50	437,811	0	437,811			N
51	NAP	NAP	NAP			N
52	NAP	NAP	NAP			N
53	412,242	10,000	402,242			N
54	622,986	0	622,986			N
55	426,733	0	426,733			N
56	NAP	NAP	NAP			N
57	580,086	61,715	518,371			N
58	248,450	0	248,450			N
59	354,571	7,979	346,592			N
60	NAP	NAP	NAP			N
61	384,606	167,859	216,747			N
62	382,236	0	382,236			N
63	NAP	NAP	NAP			N
64	382,882	0	382,882			N
65	362,510	0	362,510			Y
66	NAP	NAP	NAP			N
67	NAP	NAP	NAP			N
68	183,870	0	183,870			N
68.01	183,870	0	183,870			N
68.02	NAV	NAV	NAV			N
69	362,462	0	362,462			N
70	NAP	NAP	NAP			N
71	NAP	NAP	NAP			N
72	NAP	NAP	NAP			N
73	NAP	NAP	NAP			N
74	NAP	NAP	NAP			N
75	284,816	0	284,816			N
76	NAP	NAP	NAP			N
77	363,651	0	363,651			N
78	282,560	5,574	276,986			N
79	345,555	0	345,555			N
80	311,781	0	311,781			N
81	229,495	26,204	203,291			N
82	199,472	0	199,472			N
83	NAP	NAP	NAP			N
84	NAP	NAP	NAP			N
85	NAP	NAP	NAP			N
86	NAP	NAP	NAP			N
87	360,904	0	360,904			N
88	171,999	0	171,999			N
89	NAP	NAP	NAP			N
90	NAP	NAP	NAP			N
91	NAP	NAP	NAP			N
92	236,156	0	236,156			N
93	191,887	0	191,887			N
94	NAP	NAP	NAP			N
95	NAP	NAP	NAP			N

Mortgage Loan Number	Largest Tenant Name(13)(14)(15)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	Various	Various	Various	Various
1.01	Amazon	83,477	38.8%	10/31/2019
1.02	Metaswitch Networks	28,726	37.5%	2/28/2019
2	Wells Fargo	686,834	69.5%	Various
3	Various	Various	Various	Various
3.01	GSA - DEA	29,931	100.0%	5/1/2023
3.02	GSA - DEA	63,501	100.0%	11/30/2026
3.03	GSA - Office of Disability Adjudication and Review	44,000	100.0%	4/2/2027
3.04	GSA - FBI	25,458	100.0%	9/17/2024
3.05	GSA - IRS	24,853	81.6%	3/31/2028
3.06	GSA - IRS	29,323	100.0%	10/31/2025
3.07	GSA - Military Entrance Processing Station	20,328	100.0%	1/31/2026
3.08	GSA - FBI	14,398	100.0%	2/22/2027
3.09	GSA - Social Security Administration	23,084	100.0%	1/19/2021
3.10	GSA - DEA	13,599	100.0%	12/8/2023
3.11	GSA - Social Security Administration	12,299	100.0%	4/11/2022
3.12	GSA - Social Security Administration	11,360	100.0%	5/18/2026
3.13	GSA - IRS	13,670	100.0%	2/28/2021
3.14	GSA - Social Security Administration	9,999	100.0%	5/30/2022
4	CB2	15,200	39.1%	8/31/2024
5
6
7	Walgreens	14,820	14.2%	7/31/2085
8	Bimbo Bakeries USA	56,966	100.0%	2/29/2028
9
10	Kohl's	86,584	43.3%	1/31/2023
11	Walbaums	44,478	41.1%	11/30/2018
12	Various	Various	Various	Various
12.01	North Coast Logistics	24,060	20.6%	4/30/2020
12.02	Superior Pool Products	20,750	41.6%	9/30/2014
12.03	Graybar Electric	13,220	49.7%	7/31/2014
13
14	LA Fitness	48,420	37.1%	6/30/2017
15
16	Pier 1 Imports	8,736	7.9%	1/31/2014
17	Liberty Mutual	54,787	48.5%	Various
18
19	Albertsons	43,892	53.3%	8/7/2016
20	Stage	27,226	19.8%	1/31/2019
21	CVS Pharmacy	11,970	40.7%	6/30/2025
22
23
24
25
26
27
28
29	Pet Club	4,077	12.2%	12/10/2017
30	Christmas Tree Shops	34,627	41.3%	3/31/2022
31
32	Kroger Texas, L.P.	61,824	68.2%	8/13/2023
33
34	Thomas Jefferson University Hospitals, Inc.	15,715	16.1%	Various
35
36
37
38
39
40
41
41.01
41.02
42
43
44	AT&T	3,350	17.3%	12/31/2016
45
46
47
48
49
50
51
52
53	Ollie's Bargain Outlet	34,000	24.5%	5/11/2017
54	Dental One, Inc	3,400	12.2%	2/28/2017
55
56
57
58
59	ESPN Radio	11,766	26.2%	10/31/2023
60
61	Custer Roberson, LLP	9,060	14.9%	12/31/2019
62
63	New Tech Carr Environmental	8,213	20.4%	5/31/2016
64
65	Mesquite Pediatrics	3,962	11.6%	3/31/2015
66
67
68
68.01
68.02
69
70
71
72
73
74	Rite Aid	16,872	100.0%	3/18/2033
75
76
77	Hastings Entertainment, Inc.	21,560	65.3%	10/31/2019
78	Family Practice	10,208	32.3%	7/31/2019
79
80	Cato	3,873	16.9%	1/31/2018
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95

Mortgage Loan Number	2nd Largest Tenant Name(13)(14)(15)(19)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date
1	Various	Various	Various	Various
1.01	New Relic	73,391	34.1%	1/31/2020
1.02	Warner Bros. Entertainment	11,278	14.7%	4/30/2017
2	Womble, Carlyle	92,815	9.4%	5/31/2018
3
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4	Urban Outfitters	13,126	33.8%	4/30/2023
5
6
7	Furniture 4 Less	11,139	10.7%	10/31/2022
8
9
10	Kittles Rooms Express	23,500	11.7%	2/28/2022
11	HomeGoods	24,836	22.9%	6/30/2019
12	Various	Various	Various	Various
12.01	J&B Aviation Services	23,111	19.8%	11/15/2014
12.02	Dal-Tile SSC West	20,750	41.6%	9/30/2017
12.03	Emser Tile	8,920	33.5%	1/1/2016
13
14	Picture Show Movie Theater	19,768	15.2%	10/31/2020
15
16	Summit Mortgage Corporation	6,793	6.1%	6/30/2014
17	NiSource Retail Services, Inc.	12,277	10.9%	9/30/2016
18
19	Goodwill Industries	11,624	14.1%	10/31/2017
20	Office Depot	21,944	16.0%	12/31/2017
21	Spencer Savings Bank	3,000	10.2%	7/31/2018
22
23
24
25
26
27
28
29	The Vitamin Shoppe	3,226	9.6%	10/31/2022
30	Petco	15,257	18.2%	4/30/2018
31
32	Cousin's Crowley	5,600	6.2%	11/30/2013
33
34	National Mentor Healthcare, Inc.	12,038	12.4%	2/28/2014
35
36
37
38
39
40
41
41.01
41.02
42
43
44	Northfield Bank	2,500	12.9%	12/31/2026
45
46
47
48
49
50
51
52
53	Goodwill Industries	23,800	17.1%	12/31/2015
54	Jade Garden	2,800	10.0%	10/31/2017
55
56
57
58
59	The Fourmidable Group	11,600	25.9%	2/28/2021
60
61	Sales Partnerships, Inc.	7,849	12.9%	4/30/2015
62
63	Commercial Facilities	4,067	10.1%	10/31/2014
64
65	Pyramid Cleaners	3,000	8.7%	4/30/2015
66
67
68
68.01
68.02
69
70
71
72
73
74
75
76
77	O'Reilly Auto Parts	9,967	30.2%	5/10/2018
78	CNY Diagnostics	4,800	15.2%	12/31/2017
79
80	Anytime Fitness	3,189	13.9%	11/30/2013
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95

Mortgage Loan Number	3rd Largest Tenant Name(13)(14)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	Various	Various	Various	Various
1.01	Heffernan Insurance	14,147	6.6%	2/28/2014
1.02	Workshare Technology	10,992	14.4%	10/31/2015
2	YMCA	42,039	4.3%	1/31/2022
3
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4	American Eagle	4,500	11.6%	1/31/2024
5
6
7	Lee's Discount Liquor	6,510	6.2%	1/31/2018
8
9
10	Monkey Joe's	17,522	8.8%	3/31/2022
11	JPMorgan Chase Bank	3,214	3.0%	9/30/2020
12	Various	Various	Various	Various
12.01	WorldPac	23,111	19.8%	6/13/2017
12.02	PG&E	8,373	16.8%	3/31/2014
12.03	VJB Vineyards & Cellars	4,460	16.8%	10/31/2013
13
14	Casabella	13,004	10.0%	9/30/2014
15
16	Li's Restaurant Management Co	6,341	5.7%	4/30/2017
17	Total Energy Solution	6,787	6.0%	6/30/2013
18
19	JPMorgan Chase Bank	3,565	4.3%	4/30/2017
20	Petco	15,536	11.3%	9/30/2019
21	Dunkin Donuts	2,550	8.7%	8/31/2023
22
23
24
25
26
27
28
29	Tide Dry Cleaning	3,192	9.5%	10/31/2022
30	Party City	12,000	14.3%	9/30/2017
31
32	Pahanish Karate, LLC	2,219	2.4%	10/31/2014
33
34	Mary Howard Health Center	6,425	6.6%	7/31/2019
35
36
37
38
39
40
41
41.01
41.02
42
43
44	New Millennium Home Care	2,000	10.3%	1/31/2018
45
46
47
48
49
50
51
52
53	Dunham's Athleisure Corporation	22,000	15.8%	1/31/2014
54	Richard E. Hoekstra, LLC	2,800	10.0%	6/30/2018
55
56
57
58
59	Rogvoy Architects	5,097	11.4%	7/31/2017
60
61	Bendinelli Law Office, P.C.	6,494	10.7%	3/31/2020
62
63	Lucia Oaks, LP	4,020	10.0%	7/31/2013
64
65	Home Town Dental	2,802	8.2%	7/31/2018
66
67
68
68.01
68.02
69
70
71
72
73
74
75
76
77	Check 'n Go	1,466	4.4%	6/30/2014
78	Dr. Todd	3,407	10.8%	7/31/2019
79
80	Cleaners	2,674	11.7%	9/11/2015
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95

Mortgage Loan Number	4th Largest Tenant Name(14)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date
1	Various	Various	Various	Various
1.01	Graduate School	8,510	4.0%	6/30/2019
1.02	Rock You	9,628	12.6%	6/15/2017
2	Poyner Spruill	36,682	3.7%	6/30/2017
3
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4	Sunglass Hut	3,017	7.8%	1/31/2022
5
6
7	Dotty's	4,004	3.8%	9/30/2019
8
9
10	Pier 1 Imports	9,500	4.7%	7/31/2014
11	Bagel Plaza	2,732	2.5%	2/28/2019
12	Various	Various	Various	Various
12.01	Mission Foods	15,906	13.6%	8/31/2013
12.02
12.03
13
14	Dance Stop Studios	12,785	9.8%	5/31/2014
15
16	McClenahan Bruer Communications	5,786	5.2%	6/30/2017
17	Weston and Sampson Engineers, Inc.	5,995	5.3%	6/30/2018
18
19	Chi Chi Pizza	3,500	4.3%	12/31/2013
20	K & B Louisiana Corporation, dba Rite Aid	15,000	10.9%	3/31/2015
21	Saladworks	2,550	8.7%	1/31/2014
22
23
24
25
26
27
28
29	Teharu Sushi	3,000	9.0%	12/31/2023
30	Five Below	8,000	9.5%	1/31/2021
31
32	William R. Seabert II	1,750	1.9%	11/30/2016
33
34	Atkin Olshin Schade Architects, Inc.	5,649	5.8%	8/31/2015
35
36
37
38
39
40
41
41.01
41.02
42
43
44	Home Taste Food LLC	1,350	7.0%	3/31/2021
45
46
47
48
49
50
51
52
53	Party City	12,000	8.6%	1/31/2023
54	Century 21 Paramount	2,737	9.8%	11/30/2013
55
56
57
58
59	Detroit Technologies	4,934	11.0%	6/30/2018
60
61	Red Rocks Pediatrics	4,847	8.0%	2/29/2016
62
63	Remarkable Kids Pediatric	3,147	7.8%	2/28/2018
64
65	Prudential Texas Properties	2,210	6.4%	6/30/2013
66
67
68
68.01
68.02
69
70
71
72
73
74
75
76
77	Java Espress	0	0.0%	2/28/2016
78	Gastro	2,523	8.0%	7/31/2014
79
80	Radio Shack	2,500	10.9%	1/31/2016
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95

Mortgage Loan Number	5th Largest Tenant Name(13)(14)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)
1	Various	Various	Various	Various	Various	Various
1.01	Securitas Security Se	8,389	3.9%	12/31/2014	12/10/2012	12/10/2012
1.02	Brand.Net	4,649	6.1%	2/28/2018	2/6/2013	2/6/2013
2	Horack, Talley	22,991	2.3%	2/28/2014	1/24/2013	1/25/2013
3					Various	Various
3.01					1/17/2013	1/21/2013
3.02					1/14/2013	1/14/2013
3.03					9/21/2012	9/21/2012
3.04					1/22/2013	1/21/2013
3.05					1/16/2013	1/16/2013
3.06					1/16/2013	1/14/2013
3.07					1/16/2013	1/17/2013
3.08					1/15/2013	1/11/2013
3.09					1/16/2013	1/16/2013
3.10					10/26/2012	10/25/2012
3.11					1/14/2013	1/14/2013
3.12					1/15/2013	1/11/2013
3.13					1/14/2013	1/14/2013
3.14					11/27/2012	11/30/2012
4	Sabilla	2,250	5.8%	11/30/2022	2/7/2013	1/18/2013
5					1/29/2013	1/31/2013
6					1/10/2013	1/13/2013
7	Oh Jah	3,696	3.5%	1/31/2022	1/25/2013	1/29/2013
8					1/11/2013	1/11/2013
9					1/31/2013	1/1/2013
10	Dress Barn	8,000	4.0%	12/31/2017	1/29/2013	1/28/2013
11	Massage Envy	2,627	2.4%	12/31/2018	2/5/2013	2/21/2013
12	Various	Various	Various	Various	3/13/2013	3/13/2013
12.01	US Air Conditioning Distribution	15,906	13.6%	11/30/2014	3/13/2013	3/13/2013
12.02					3/13/2013	3/13/2013
12.03					3/13/2013	3/13/2013
13					1/31/2013	1/31/2013
14	Hancock Fabrics	8,400	6.4%	1/31/2014	2/11/2013	2/20/2013
15					1/31/2013	1/1/2013
16	Ethology, Inc.	5,178	4.7%	7/31/2016	12/12/2012	12/12/2012
17	Hoyle, Tanner and Associates	5,429	4.8%	9/30/2013	2/12/2013	2/12/2013
18					1/11/2013	1/11/2013
19	Del Taco	2,633	3.2%	12/31/2031	1/8/2013	1/9/2013
20	Ronnie R. Rushing	12,683	9.2%	11/30/2014	3/1/2013	3/4/2013
21	7-Eleven	2,458	8.4%	10/31/2023	3/15/2013	3/15/2013
22					2/26/2013	2/26/2013
23					1/30/2013	1/1/2013
24					2/1/2013	1/1/2013
25					3/8/2013	3/8/2013
26					3/28/2013	3/8/2013
27					1/31/2013	1/1/2013
28					1/24/2013	1/24/2013
29	Smashburger	2,302	6.9%	12/31/2022	1/11/2013	1/14/2013
30	Lumber Liquidators	5,820	6.9%	12/31/2016	12/5/2012	12/12/2012
31					2/27/2013	2/27/2013
32	Subway Real Estate Corp.	1,540	1.7%	9/30/2014	10/4/2012	10/4/2012
33					2/8/2013	2/8/2013
34	Rothman Institute	5,048	5.2%	2/29/2020	2/11/2013	2/18/2013
35					3/8/2013	3/6/2013
36					1/31/2013	1/30/2013
37					1/11/2013	1/15/2013
38					3/1/2013	3/1/2013
39					1/29/2013	1/29/2013
40					2/26/2013	2/27/2013
41					Various	3/6/2013
41.01					3/5/2013	3/6/2013
41.02					3/6/2013	3/6/2013
42					2/11/2013	2/6/2013
43					2/21/2013	2/15/2013
44	Next Wave Clothing	1,350	7.0%	10/31/2021	12/10/2012	12/7/2012
45					1/10/2013	1/10/2013
46					1/29/2013	1/30/2013
47					11/6/2012	11/6/2012
48					12/21/2012	12/21/2012
49					1/28/2013	1/24/2013
50					12/21/2012	12/21/2012
51					1/2/2013	1/2/2013
52					1/30/2013	1/30/2013
53	Midwest Motoplex, LLC	10,000	7.2%	5/31/2016	3/18/2013	3/16/2013
54	Javier Paredes	2,600	9.3%	6/30/2017	3/4/2013	3/5/2013
55					1/14/2013	1/14/2013
56					2/28/2013	2/28/2013
57					1/28/2013	1/24/2013
58					2/20/2013	2/20/2013
59	Slavik Company	4,505	10.0%	9/30/2020	3/8/2013	3/1/2013
60					1/30/2013	1/29/2013
61	Envoy Mortgage LTD	3,117	5.1%	11/30/2015	1/28/2013	1/28/2013
62					1/9/2013	1/10/2013
63	Merge Solutions	3,041	7.5%	8/31/2013	3/11/2013	3/12/2013
64					2/5/2013	2/6/2013
65	Lab Corp.	2,203	6.4%	2/29/2016	2/13/2013	2/13/2013
66					11/1/2012	11/2/2012
67					1/2/2013	1/2/2013
68					1/9/2013	1/9/2013
68.01					1/9/2013	1/9/2013
68.02					1/9/2013	1/9/2013
69					3/27/2013	3/3/2013
70					1/22/2013	2/27/2013
71					12/18/2012	12/17/2012
72					2/7/2013	2/6/2013
73					2/14/2013	2/14/2013
74					2/13/2013	2/22/2013
75					2/15/2013	2/15/2013
76					2/1/2013	1/30/2013
77					11/29/2012	11/29/2012
78	Ortho & Urology	2,253	7.1%	7/31/2016	10/31/2012	10/29/2012
79					10/30/2012	10/30/2012
80	GameStop	2,150	9.4%	11/30/2015	1/7/2013	1/7/2013
81					2/11/2013	2/18/2013
82					2/7/2013	2/7/2013
83					1/9/2013	1/14/2013
84					2/28/2013	2/28/2013
85					1/9/2013	1/9/2013
86					1/9/2013	1/17/2013
87					3/27/2013	2/19/2013
88					12/24/2012	12/24/2012
89					2/7/2013	2/11/2013
90					11/7/2012	11/2/2012
91					2/5/2013	2/5/2013
92					1/2/2013	1/4/2013
93					3/26/2013	12/21/2012
94					2/4/2013	2/4/2013
95					2/15/2013	2/15/2013

Mortgage Loan Number	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)
1		Various	Various	N	Y	Refinance	0	104,750	52,376
1.01		12/10/2012	15.0%	N	Y
1.02		2/6/2013	18.0%	N	Y
2				N	Y	Acquisition	0	1,016,861	203,373
3	Various			N	Y	Acquisition	0	0	Springing
3.01				N	Y
3.02				N	Y
3.03				N	Y
3.04				N	Y
3.05				N	Y
3.06				N	Y
3.07				N	Y
3.08				N	Y
3.09				N	Y
3.10				N	Y
3.11				N	Y
3.12				N	Y
3.13				N	Y
3.14	11/30/2012			N	Y
4				N	Y	Refinance	0	254,067	42,345
5				N	Y	Refinance	0	76,299	19,075
6				N	Y	Refinance	0	96,000	23,911
7				N	Y	Refinance	0	40,829	13,610
8				N	Y	Acquisition	0	0	Springing
9				N	Y	Acquisition	0	26,817	4,787
10				N	Y	Refinance	0	261,512	43,586
11				N	Y	Refinance	0	0	Springing
12		3/12/2013	14.0%	N	Y	Refinance	0	31,254	15,627
12.01		3/12/2013	14.0%	N	Y
12.02		3/12/2013	14.0%	N	Y
12.03		3/12/2013	14.0%	N	Y
13				N	Y	Refinance	0	187,104	28,250
14				N	Y	Refinance	135,166	164,177	18,242
15				N	Y	Acquisition	0	86,411	14,402
16		12/12/2012	16.0%	N	Y	Refinance	1,769	76,264	12,711
17				N	Y	Refinance	0	119,582	20,927
18				N	Y	Refinance	0	74,123	10,384
19	2/13/2013	1/8/2013	15.0%	N	Y	Refinance	150,625	16,336	8,168
20				N	Y	Refinance	63,531	52,951	8,825
21				N	Y	Refinance	15,570	35,712	8,928
22				N	Y	Refinance	11,700	3,079	3,079
23				N	Y	Acquisition	0	30,735	10,244
24				N	Y	Acquisition	0	26,958	8,988
25		3/8/2013	17.0%	N	Y	Refinance	0	3,946	3,946
26		3/28/2013	14.0%	N	Y	Refinance	0	5,527	5,527
27				N	Y	Acquisition	0	14,904	4,968
28		1/24/2013	13.0%	N	Y	Refinance	15,969	0	15,634
29				N	Y	Refinance	0	3,089	3,089
30				N	Y	Acquisition	0	132,009	29,963
31				N	Y	Refinance	28,394	11,272	5,636
32				N	Y	Refinance	0	49,863	9,973
33				N	Y	Refinance	0	0	Springing
34				N	Y	Refinance	158,373	32,549	16,274
35				N	Y	Refinance	67,313	102,152	11,705
36				N	Y	Refinance	9,806	99,959	12,495
37				N	Y	Refinance	0	34,034	8,508
38				N	Y	Refinance	28,125	20,872	6,957
39				N	Y	Refinance	26,718	16,966	8,483
40				N	Y	Refinance	54,330	38,536	7,707
41				N	Y	Refinance	0	88,542	9,838
41.01				N	Y
41.02				N	Y
42				N	Y	Refinance	0	0	Springing
43				N	Y	Acquisition	1,860	32,016	10,672
44				N	Y	Refinance	0	58,626	19,542
45				N	Y	Refinance	18,856	20,711	3,452
46				N	Y	Refinance	67,309	17,343	8,672
47		11/6/2012	14.0%	N	Y	Refinance	47,750	3,735	3,735
48		12/20/2012	12.0%	N	Y	Refinance	78,800	9,263	9,263
49				N	Y	Refinance	53,020	26,480	6,620
50		12/20/2012	14.0%	N	Y	Refinance	55,363	15,152	7,576
51				N	Y	Refinance	0	0	Springing
52				N	Y	Refinance	0	0	Springing
53				N	Y	Refinance	35,000	41,515	6,919
54				N	Y	Refinance	0	42,824	10,706
55				N	Y	Refinance	20,438	62,248	12,817
56				N	Y	Refinance	0	0	Springing
57				N	Y	Refinance	74,831	26,044	8,680
58				N	Y	Refinance	24,759	21,355	4,271
59				N	Y	Refinance	69,550	40,418	6,736
60				N	Y	Refinance	0	0	Springing
61				N	Y	Refinance	0	11,246	5,623
62		1/9/2013	10.0%	N	Y	Refinance	0	7,490	3,745
63				N	Y	Refinance	0	25,166	5,033
64				N	Y	Refinance	0	17,878	7,234
65				N	Y	Acquisition	11,926	28,115	5,623
66				N	Y	Refinance	0	0	Springing
67				N	Y	Refinance	0	0	Springing
68				N	Y	Various	4,625	12,080	3,020
68.01				N	Y
68.02				N	Y
69		3/21/2013	10.0%	N	Y	Refinance	54,320	0	1,185
70				N	Y	Refinance	0	0	Springing
71				N	Y	Refinance	0	73,185	36,593
72				N	Y	Refinance	0	0	Springing
73				N	Y	Refinance	0	0	Springing
74		2/13/2013	10.0%	N	Y	Acquisition	0	0	Springing
75		2/15/2013	10.0%	N	Y	Refinance	0	6,126	3,063
76				N	Y	Refinance	0	0	Springing
77		11/29/2012	16.0%	N	Y	Refinance	0	18,707	3,741
78				N	Y	Acquisition	0	71,188	11,620
79				N	Y	Refinance	0	27,792	4,632
80				N	Y	Refinance	89,288	21,932	5,438
81				N	Y	Refinance	0	3,270	3,270
82				N	Y	Acquisition	0	8,271	1,654
83				N	Y	Refinance	0	0	Springing
84				N	Y	Refinance	0	0	Springing
85				N	Y	Refinance	0	0	Springing
86				N	Y	Refinance	0	0	Springing
87		2/20/2013	12.0%	N	Y	Refinance	14,125	2,531	2,531
88				N	Y	Refinance	57,500	9,668	4,834
89				N	Y	Refinance	0	0	Springing
90				N	Y	Refinance	0	0	Springing
91				N	Y	Refinance	0	0	Springing
92		12/30/2012	10.0%	N	Y	Acquisition	0	0	Springing
93				N	Y	Acquisition	13,875	2,614	1,307
94				N	Y	Refinance	0	21,270	10,635
95				N	Y	Refinance	0	0	Springing

Mortgage Loan Number	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
1	Cash		0	Springing			0
1.01
1.02
2	Cash		0	Springing			0
3			0	Springing			0
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4	Cash		0	Springing			0
5	Cash		80,142	39,615	Cash		0
6	Cash		40,000	7,380	Cash		0
7	Cash		5,127	5,127	Cash		0
8			0	Springing			0
9	Cash		0	Springing			0
10	Cash		8,503	4,252	Cash		0
11			0	Springing			0
12	Cash		1,708	1,708	Cash		0
12.01
12.02
12.03
13	Cash		0	Springing			0
14	Cash		16,255	1,478	Cash		3,000
15	Cash		0	Springing			0
16	Cash		25,213	2,101	Cash		0
17	Cash		0	Springing			0
18	Cash		0	Springing			154,000
19	Cash		4,355	871	Cash		0
20	Cash		19,294	3,216	Cash		0
21	Cash		20,271	1,559	Cash		0
22	Cash		12,863	4,288	Cash		5,175
23	Cash		0	Springing			0
24	Cash		0	Springing			0
25	Cash		7,215	802	Cash		333
26	Cash		5,353	595	Cash		396
27	Cash		0	Springing			0
28	Cash		0	Springing			848
29	Cash		9,068	1,133	Cash		0
30	Cash		21,758	10,877	Cash		0
31	Cash		16,368	1,722	Cash		325,000
32	Cash		16,573	1,507	Cash		1,133
33			0	Springing			0
34	Cash		0	Springing			4,390
35	Cash		0	Springing			432,688
36	Cash		18,997	1,266	Cash		8,856
37	Cash		20,920	6,188	Cash		0
38	Cash		11,738	1,956	Cash		975
39	Cash		5,451	1,817	Cash		7,203
40	Cash		91,314	9,131	Cash		0
41	Cash		17,636	2,939	Cash		1,676
41.01
41.02
42			0	Springing			0
43	Cash		5,967	2,983	Cash		8,141
44	Cash		8,922	1,116	Cash		0
45	Cash		0	Springing			0
46	Cash		14,418	1,311	Cash		6,319
47	Cash		56,488	4,345	Cash		5,060
48	Cash		4,497	1,499	Cash		0
49	Cash		0	Springing			0
50	Cash		6,016	1,504	Cash		0
51			0	Springing			0
52			0	Springing			0
53	Cash		26,483	1,720	Cash		0
54	Cash		5,808	1,936	Cash		0
55	Cash		0	Springing			0
56			0	Springing			0
57	Cash		0	Springing			0
58	Cash		12,179	937	Cash		50,000
59	Cash		905	905	Cash		0
60			0	Springing			0
61	Cash		4,375	625	Cash		0
62	Cash		7,041	718	Cash		0
63	Cash		2,976	Springing	Cash		0
64	Cash		3,850	481	Cash		0
65	Cash		2,016	1,008	Cash		8,000
66			0	Springing			0
67			0	Springing			0
68	Cash		942	471	Cash		867
68.01
68.02
69	Cash		4,375	486	Cash		675
70			0	Springing			0
71	Cash		0	Springing			0
72			0	Springing			0
73			0	Springing			0
74			190	190	Cash		0
75	Cash		3,617	517	Cash		0
76			0	Springing			0
77	Cash		4,657	931	Cash		830
78	Cash		1,087	1,087	Cash		0
79	Cash		7,707	3,743	Cash		0
80	Cash		1,790	1,790	Cash		0
81	Cash		4,756	1,189	Cash		400
82	Cash		528	528	Cash		754
83			0	Springing			0
84			0	Springing			0
85			0	Springing			0
86			0	Springing			0
87	Cash		4,660	518	Cash		458
88	Cash		7,685	769	Cash		0
89			0	Springing			0
90			0	Springing			0
91			0	Springing			0
92			0	Springing			0
93	Cash		646	323	Cash		371
94	Cash		0	Springing			0
95			0	Springing			0

Mortgage Loan Number	Monthly Replacement Reserve ($)(16)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
1	5,788	0	Cash
1.01
1.02
2	16,477	0	Cash
3	Springing	0
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4	647	40,000	Cash
5	33,447	0	Cash
6	7,042	0	Cash
7	1,306	0	Cash
8	Springing	0
9	$23,106 (4% of operating income in the prior month; Amount based on UW revenues)	0	Cash
10	4,501	0	Cash
11	Springing	0
12	2,400	58,000	Cash
12.01
12.02
12.03
13	55,282	0	Cash
14	3,000	108,000	Cash
15	$15,637 (4% of operating income in the prior month; Amount based on UW revenues)	0	Cash
16	3,028	0	Cash
17	1,902	0	Cash
18	12,804	615,000	Cash
19	1,372	0	Cash
20	1,720	0	Cash
21	613	0	Cash
22	5,175	0	Cash
23	$13,437 (4% of operating income in the prior month; Amount based on UW revenues)	0	Cash
24	$11,074 (4% of operating income in the prior month; Amount based on UW revenues)	0	Cash
25	333	0	Cash
26	396	0	Cash
27	$10,578 (4% of operating income in the prior month; Amount based on UW revenues)	0	Cash
28	848	0	Cash
29	0	0
30	1,050	0	Cash
31	Springing	0	Cash
32	1,133	50,000	Cash
33	Springing	0
34	2,195	0	Cash
35	4,750	0	Cash
36	8,856	0	Cash
37	7,943	0	Cash
38	975	0	Cash
39	7,203	0	Cash
40	6,200	0	Cash
41	1,676	0	Cash
41.01
41.02
42	0	0
43	8,141	1,300,000	Cash
44	0	0
45	7,185	345,000	Cash
46	6,319	0	Cash
47	5,060	0	Cash
48	1,900	0	Cash
49	6,384	0	Cash
50	1,600	0	Cash
51	0	0
52	0	0
53	2,549	0	Cash
54	582	0	Cash
55	749	0	Cash
56	0	0
57	4,200	0	Cash
58	1,326	0	Cash
59	1,196	0	Cash
60	0	0
61	1,113	66,810	Cash
62	611	0	Cash
63	672	0	Cash
64	467	0	Cash
65	571	0	Cash
66	0	0
67	0	0
68	867	0	Cash
68.01
68.02
69	675	0	Cash
70	0	0
71	0	0
72	0	0
73	0	0
74	0	0
75	914	50,000	Cash
76	0	0
77	415	0	Cash
78	764	0	Cash
79	508	0	Cash
80	382	0	Cash
81	400	0	Cash
82	754	0	Cash
83	0	0
84	0	0
85	0	0
86	0	0
87	458	0	Cash
88	803	0	Cash
89	0	0
90	0	0
91	0	0
92	Springing	0
93	371	0	Cash
94	0	0
95	0	0

Mortgage Loan Number	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(17)(18)	TI/LC Reserve Cap ($)(18)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
1	0	63,298	3,568,116	Cash		0	0
1.01
1.02
2	0	0	0			0	0
3	0	Springing	0			0	0
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4	0	0	0			0	0
5	0	0	0			0	0
6	0	0	0			0	0
7	0	12,000	288,000	Cash		0	0
8	0	0	0			0	0
9	0	0	0			0	0
10	200,000	8,336	0	Cash		0	0
11	0	0	0			0	0
12	220,000	8,400	220,000	Cash		0	0
12.01
12.02
12.03
13	0	0	0			0	0
14	6,250	6,250	150,000	Cash		0	0
15	0	0	0			0	0
16	0	15,532	0	Cash		0	0
17	0	16,640	400,000	Cash		0	0
18	0	0	0			0	0
19	0	4,700	168,933	Cash		0	0
20	0	6,994	250,000	Cash		0	0
21	1,447	1,447	0	Cash		0	0
22	0	0	0			0	0
23	0	0	0			0	0
24	0	0	0			0	0
25	0	0	0			0	0
26	0	0	0			0	0
27	0	0	0			0	0
28	0	0	0			0	0
29	0	4,400	300,000	Cash		0	0
30	100,000	4,167	350,000	Cash		0	0
31	0	0	0			0	0
32	81,500	6,500	144,000	Cash		0	0
33	0	0	0			0	0
34	330,516	Springing	0	Cash		0	0
35	0	0	0			0	0
36	0	0	0			0	0
37	0	0	0			0	0
38	0	0	0			0	0
39	0	0	0			0	0
40	0	0	0			0	0
41	0	0	0			0	0
41.01
41.02
42	0	0	0			0	0
43	0	0	0			0	0
44	0	0	0			0	0
45	0	0	0			0	0
46	0	0	0			0	0
47	0	0	0			0	0
48	0	0	0			0	0
49	0	0	0			0	0
50	0	0	0			0	0
51	0	0	0			0	0
52	0	0	0			0	0
53	200,000	6,259	200,000	Cash		0	0
54	100,000	2,393	175,000	Cash		0	0
55	0	0	0			0	0
56	0	0	0			0	0
57	0	0	0			0	0
58	0	0	0			0	0
59	0	2,500	0	Cash		0	0
60	0	0	0			0	0
61	100,000	5,061	150,000	Cash		0	0
62	0	0	0			0	0
63	50,000	2,500	50,000	Cash		0	0
64	0	0	0			0	0
65	50,000	2,238	150,000	Cash		0	0
66	0	0	0			0	0
67	0	0	0			0	0
68	0	0	0			0	0
68.01
68.02
69	0	0	0			0	0
70	0	0	0			0	0
71	0	0	0			0	0
72	0	0	0			0	0
73	0	0	0			0	0
74	0	0	0			0	0
75	0	0	0			0	0
76	0	0	0			0	0
77	10,000	5,000	0	Cash		0	0
78	50,000	2,631	160,000	Cash		0	0
79	0	0	0			0	0
80	60,000	1,622	100,000	Cash		0	0
81	0	0	0			0	0
82	0	0	0			0	0
83	0	0	0			0	0
84	0	0	0			0	0
85	0	0	0			0	0
86	0	0	0			0	0
87	0	0	0			0	0
88	0	0	0			0	0
89	0	0	0			0	0
90	0	0	0			0	0
91	0	0	0			0	0
92	0	0	0			0	0
93	0	0	0			0	0
94	0	0	0			0	0
95	0	0	0			0	0

Mortgage Loan Number	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)
1	New Relic/Brand.Net/Almanac TILC / Free Rent Reserve	TILC - $636,985 / Free Rent - $1,096,348	0	0
1.01
1.02
2	Wells Fargo Rollover Reserve	0	Springing	0
3		0	0	0
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4	Urban Outfitters TILC/Free Rent Reserve	2,763,909	0	0
5	PIP Reserve	55,000	0	0
6		0	0	0
7		0	0	0
8		0	0	0
9	PIP Reserve	1,074,629	0	0
10	Kittle Reserve	0	Springing	0
11		0	0	0
12	North Coast Logistics Reserve	44,000	0	0
12.01
12.02
12.03
13		0	0	0
14		0	0	0
15	PIP Reserve	174,673	0	0
16	Tenant Reserve	7,085	0	0
17	TES Reserve	160,189	0	0
18	QA Reserve	250,000	0	0
19	Albertson's Tax Reserve	43,803	0	0
20		0	0	0
21		0	0	0
22		0	0	0
23	PIP Reserve	456,621	0	0
24	PIP Reserve	211,813	0	0
25		0	0	0
26		0	0	0
27	PIP Reserve	1,275,866	0	0
28		0	0	0
29	Tenant Allowance Reserve	162,715	0	0
30		0	0	0
31		0	0	0
32		0	0	0
33		0	0	0
34		0	0	0
35		0	0	0
36	PIP Reserve	227,178	2,178	0
37		0	Springing	0
38		0	0	0
39	PIP Reserve	181,615	1,615	0
40		0	0	0
41		0	0	0
41.01
41.02
42		0	0	0
43	PIP Reserve	215,625	0	0
44		0	0	0
45	PIP Reserve	206,250	0	0
46	PIP Reserve	176,575	1,575	0
47		0	0	0
48		0	0	0
49		0	0	0
50		0	0	0
51		0	0	0
52		0	0	0
53		0	0	0
54	Dental One Reserve Fund	18,500	0	0
55		0	0	0
56		0	0	0
57		0	0	0
58		0	0	0
59	Birach Radio Free Rent Reserve	130,000	0	0
60		0	0	0
61	Widenback-Brown Reserve	34,630	0	0
62		0	0	0
63		0	0	0
64		0	0	0
65	Labcorp Reserve	33,000	0	0
66		0	0	0
67		0	0	0
68	Capital Improvement Reserve	65,000	0	0
68.01
68.02
69		0	0	0
70	Collateral Security Agreement for Capital Improvements	600,000	0	0
71		0	0	0
72		0	0	0
73		0	0	0
74		0	0	0
75		0	0	0
76		0	0	0
77		0	0	0
78	CNY Diagnostics/Family Practice TI Reserve	0	Springing	0
79		0	0	0
80		0	0	0
81		0	0	0
82		0	0	0
83		0	0	0
84		0	0	0
85		0	0	0
86		0	0	0
87		0	0	0
88		0	0	0
89		0	0	0
90		0	0	0
91		0	0	0
92	Ground Rent Reserve	0	Springing	0
93		0	0	0
94		0	0	0
95		0	0	0

Mortgage Loan Number	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description(19)	Other Escrow II (Initial) ($)(19)	Other Escrow II (Monthly) ($)
1	Cash		New Relic Security Deposit Reserve	5,068,057	0
1.01
1.02
2				0	0
3				0	0
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4	Cash		American Eagle / Havaianas Free Rent Reserve	American Eagle - $1,250,000 / Havaianas - $150,000	0
5	Cash		Seasonality Reserve	0	Excess Cash Flow
6				0	0
7				0	0
8				0	0
9	Cash			0	0
10				0	0
11				0	0
12	Cash		Deposit Account Reserve	2,000	0
12.01
12.02
12.03
13				0	0
14				0	0
15	Cash			0	0
16	Cash			0	0
17	Cash		Hoyle Reserve	140,569	0
18	Cash			0	0
19	Cash			0	0
20				0	0
21				0	0
22				0	0
23	Cash			0	0
24	Cash			0	0
25				0	0
26				0	0
27	Cash			0	0
28				0	0
29	Cash			0	0
30				0	0
31				0	0
32				0	0
33				0	0
34				0	0
35				0	0
36	Cash			0	0
37				0	0
38				0	0
39	Cash			0	0
40				0	0
41				0	0
41.01
41.02
42				0	0
43	Cash			0	0
44				0	0
45	Cash			0	0
46	Cash			0	0
47				0	0
48				0	0
49				0	0
50				0	0
51				0	0
52				0	0
53				0	0
54	Cash			0	0
55				0	0
56				0	0
57				0	0
58				0	0
59	Cash			0	0
60				0	0
61	Cash			0	0
62				0	0
63				0	0
64				0	0
65	Cash			0	0
66				0	0
67				0	0
68	Cash			0	0
68.01
68.02
69				0	0
70	Cash			0	0
71				0	0
72				0	0
73				0	0
74				0	0
75				0	0
76				0	0
77				0	0
78				0	0
79				0	0
80				0	0
81				0	0
82				0	0
83				0	0
84				0	0
85				0	0
86				0	0
87				0	0
88				0	0
89				0	0
90				0	0
91				0	0
92				0	0
93				0	0
94				0	0
95				0	0

Mortgage Loan Number	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(20)	Ground Lease Initial Expiration Date(20)	Annual Ground Rent Payment(20)
1	0	LoC	Silicon Valley Bank	5,000,000	Fee
1.01					Fee
1.02					Fee
2	0				Both	12/31/2067	90,100
3	0				Fee
3.01					Fee
3.02					Fee
3.03					Fee
3.04					Fee
3.05					Fee
3.06					Fee
3.07					Fee
3.08					Fee
3.09					Fee
3.10					Fee
3.11					Fee
3.12					Fee
3.13					Fee
3.14					Fee
4	0	Cash			Fee
5	1,200,000	Cash			Fee
6	0				Fee
7	0				Fee
8	0				Fee
9	0				Both	2/1/2035	47,760
10	0				Fee
11	0				Fee
12	0	Cash			Fee
12.01					Fee
12.02					Fee
12.03					Fee
13	0				Fee
14	0				Fee
15	0				Fee
16	0				Fee
17	0	Cash			Leasehold	10/31/2032	159,689
18	0				Fee
19	0				Fee
20	0				Fee
21	0			400,000	Fee
22	0				Fee
23	0				Fee
24	0				Fee
25	0				Fee
26	0				Fee
27	0				Fee
28	0				Fee
29	0				Fee
30	0				Fee
31	0				Fee
32	0				Fee
33	0				Fee
34	0				Fee
35	0				Fee
36	0				Fee
37	0				Fee
38	0				Fee
39	0				Fee
40	0				Fee
41	0				Fee
41.01					Fee
41.02					Fee
42	0				Fee
43	0				Fee
44	0				Fee
45	0				Fee
46	0				Fee
47	0				Fee
48	0				Fee
49	0				Fee
50	0				Fee
51	0				Fee
52	0				Fee
53	0				Fee
54	0				Fee
55	0				Fee
56	0				Fee
57	0				Fee
58	0				Fee
59	0				Fee
60	0				Fee
61	0				Fee
62	0				Fee
63	0				Fee
64	0				Fee
65	0				Fee
66	0				Fee
67	0				Fee
68	0				Fee
68.01					Fee
68.02					Fee
69	0				Fee
70	0				Fee
71	0				Fee
72	0				Fee
73	0				Fee
74	0				Fee
75	0				Fee
76	0				Fee
77	0				Fee
78	0				Fee
79	0				Fee
80	0				Fee
81	0				Fee
82	0				Fee
83	0				Fee
84	0				Fee
85	0				Fee
86	0				Fee
87	0				Fee
88	0				Fee
89	0				Fee
90	0				Fee
91	0				Fee
92	0				Leasehold	9/13/2061	71,960
93	0				Fee
94	0				Fee
95	0				Fee

Mortgage Loan Number	Annual Ground Rent Increases(20)	Lockbox	Whole Loan Cut-off Date Balance ($)(21)	Whole Loan Debt Service ($)(24)
1		Hard/Upfront Cash Management
1.01
1.02
2	Beginning 1/1/2019, rent shall be 6% of ground leased parcel value	Hard/Upfront Cash Management
3		Springing (Without Established Account)
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4		Springing (Without Established Account)
5		Hard/Springing Cash Management
6		Soft/Springing Cash Management
7		Hard/Springing Cash Management
8		Springing (Without Established Account)
9	NAP	Soft/Springing Cash Management
10		Soft/Springing Cash Management
11		Springing (Without Established Account)
12		Springing (Without Established Account)
12.01
12.02
12.03
13		Hard/Springing Cash Management
14		None
15		Soft/Springing Cash Management
16		Hard/Springing Cash Management
17	Prior year per acre rate plus annual CPI adjustment	Soft/Springing Cash Management
18		Soft/Springing Cash Management
19		Soft/Springing Cash Management
20		Hard/Springing Cash Management
21		Hard/Springing Cash Management
22		None
23		Soft/Springing Cash Management
24		Soft/Springing Cash Management
25		None
26		None
27		Soft/Springing Cash Management
28		Springing (Without Established Account)
29		None
30		Hard/Springing Cash Management
31		None
32		None
33		None
34		None
35		None
36		Hard/Springing Cash Management
37		Springing (Without Established Account)
38		Soft/Springing Cash Management
39		Hard/Springing Cash Management
40		Springing (Without Established Account)
41		Springing (Without Established Account)
41.01
41.02
42		None	6,519,382	30,794
43		Hard/Springing Cash Management
44		None
45		Soft/Springing Cash Management
46		Hard/Springing Cash Management
47		Springing (Without Established Account)
48		Soft/Springing Cash Management
49		None
50		Soft/Springing Cash Management
51		None	5,491,774	27,597
52		None	5,265,000	19,394
53		None
54		Hard/Springing Cash Management
55		Soft/Springing Cash Management
56		None	4,500,000	16,297
57		None
58		None
59		Hard/Springing Cash Management
60		None	4,093,997	21,363
61		Soft/Springing Cash Management
62		None
63		Hard/Springing Cash Management
64		None
65		None
66		None
67		None	3,094,950	14,765
68		Springing (Without Established Account)
68.01
68.02
69		None
70		None
71		None	2,845,623	14,917
72		None	2,796,762	13,966
73		None	2,795,857	14,939
74		Hard/Upfront Cash Management
75		None
76		None
77		None
78		Springing (Without Established Account)
79		None
80		Springing (Without Established Account)
81		Springing (Without Established Account)
82		Springing (Without Established Account)
83		None	2,000,000	10,661
84		None	1,897,253	10,290
85		None	1,897,198	11,030
86		None	1,794,907	9,731
87		None
88		None
89		None	1,593,608	10,140
90		None	1,547,525	7,552
91		None	1,495,756	9,176
92		None
93		Springing (Without Established Account)
94		None	1,248,240	7,492
95		None

Mortgage Loan Number	Subordinate Secured Debt Original Balance ($)(22)	Subordinate Secured Debt Cut-off Date Balance ($)(23)	Whole Loan UW NOI DSCR (x)(24)	Whole Loan UW NCF DSCR (x)(24)	Whole Loan Cut-off Date LTV Ratio(25)	Whole Loan Cut-off Date UW NOI Debt Yield(25)	Whole Loan Cut-off Date UW NCF Debt Yield(25)	Mezzanine Debt Cut-off Date Balance($)
1
1.01
1.02
2
3
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4
5
6
7
8
9
10
11
12
12.01
12.02
12.03
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
41.01
41.02
42	975,000	0	2.89x	2.89x	39.0%	14.3%	14.3%
43
44
45
46
47
48
49
50
51	500,000	0	8.85x	8.85x	8.3%	48.9%	48.9%
52	500,000	0	7.96x	7.96x	14.1%	32.1%	32.1%
53
54
55
56	500,000	0	24.90x	24.90x	3.6%	97.4%	97.4%
57
58
59
60	500,000	0	3.93x	3.93x	17.8%	21.9%	21.9%
61
62
63
64
65
66
67	500,000	0	6.13x	6.13x	18.1%	30.2%	30.2%
68
68.01
68.02
69
70
71	500,000	0	5.31x	5.31x	10.2%	28.4%	28.4%
72	500,000	0	8.54x	8.54x	13.3%	43.4%	43.4%
73	500,000	0	4.21x	4.21x	13.7%	22.9%	22.9%
74
75
76
77
78
79
80
81
82
83	1,000,000	0	20.69x	20.69x	3.7%	88.2%	88.2%
84	300,000	0	4.97x	4.97x	14.7%	27.9%	27.9%
85	500,000	0	6.60x	6.60x	15.1%	36.5%	36.5%
86	300,000	0	7.24x	7.24x	14.9%	40.3%	40.3%
87
88
89	500,000	0	6.29x	6.29x	15.3%	36.5%	36.5%
90	250,000	0	6.83x	6.83x	12.4%	34.4%	34.4%
91	500,000	0	14.79x	14.79x	5.1%	81.6%	81.6%
92
93
94	350,000	0	5.08x	5.08x	17.3%	28.6%	28.6%
95

Mortgage Loan Number	Sponsor	Affiliated Sponsors
1	Shorenstein Company LLC
1.01
1.02
2	Starwood Distressed Opportunity Fund IX-1; Starwood Distressed Opportunity Fund IX Global, L.P.
3	GSA Realty Holdings, LLC
3.01
3.02
3.03
3.04
3.05
3.06
3.07
3.08
3.09
3.10
3.11
3.12
3.13
3.14
4	David Dushey
5	Ross M. Lindsay, III
6	Michael Anderson; Kenneth Tramp
7	Garry Goett
8	Joseph Morris; Robert Morris
9	Carey Watermark Investors Incorporated	Y - Group A
10	Alan V. Young; William A. Young
11	Kimco Income Operating Partnership, L.P.
12	Vincent M. Rizzo
12.01
12.02
12.03
13	Tae Woo Park; Charles K. Cho
14	Samuel Engelman
15	Carey Watermark Investors Incorporated	Y - Group A
16	Melvin Mark Companies
17	Daniel L. Plummer; Cyrus W. Gregg; Cyrus W. Gregg Revocable Trust
18	Nikunj Lakha	Y - Group C
19	Harris Toibb; Linda Susan Toibb; HLTT
20	Harold Schertz
21	Robert M. Pagano
22	Nina Bushkin Judson
23	Carey Watermark Investors Incorporated	Y - Group A
24	Carey Watermark Investors Incorporated	Y - Group A
25	Kim W. Eggleston	Y - Group E
26	Kim W. Eggleston	Y - Group E
27	Carey Watermark Investors Incorporated	Y - Group A
28	Westport Properties Inc.
29	Perry Koon
30	David Grunberger
31	Joseph Shalev, M.D.; Priscilla Scalley; Edward Castello
32	Edith Olanoff, Elana Spitzberg
33	Michael B. Eisler; Benjamin D. Eisler; Shirley E. Eisler; Michael Bradley Eisler Revocable Trust; Eisler Revocable Trust; BACO Realty Corporation
34	Lawrence Botel, Michael F. Young, Peter C. Soens, Jeffrey R. Seligsohn
35	William M. Warfield
36	Nareshkumar Patel; Dahyabhai Patel	Y - Group B
37	Nazarali Momin; Akbarali Momin
38	Deborah L. Soboleski; Patrick J Flynn, Jr.
39	Chinu Shah; Dahyabhai Patel	Y - Group B
40	Jerry Lee Carroll, Jr., Kim William McLean and Jerry L. Carroll
41	John Philip Murphy
41.01
41.02
42	NAP
43	Burgess Investment Group
44	Steven Feldman; Gary Feldman; Irving Feldman
45	Nikunj Lakha	Y - Group C
46	Chinu Shah; Dahyabhai Patel	Y - Group B
47	Kamran Farhadi
48	Hal Lashlee, Trustee of Hal Lashlee Living Trust	Y - Group D
49	Craig Koenigsberg; Lloyd Goldman	Y - Group F
50	Hal Lashlee, Trustee of Hal Lashlee Living Trust	Y - Group D
51	NAP
52	NAP
53	Robert A. Ferree
54	William L. Hutchinson
55	Vimal K. Goyal; Suresh Tewani; Shashi Goyal	Y - Group G
56	NAP
57	Craig Koenigsberg; Lloyd Goldman	Y - Group F
58	Michael D. Goldberg and Yale Goldberg
59	Slavik Enterprises, LLC, John William Frasco, Eric A. Gold and William H. Vaughn
60	NAP
61	Zachary Segal
62	Gary Fusari; Jill Fusari; Roy Yowell
63	Christopher P. D'Agostino; Samuel Feinberg; Josh Feinberg; Bryan D'Agostino
64	Vimal K. Goyal; Suresh Tewani; Shashi Goyal	Y - Group G
65	Dan Morrison
66	NAP
67	NAP
68	Mark Kelly; Peter Whitehead
68.01
68.02
69	James M. Shrode
70	NAP
71	NAP
72	NAP
73	NAP
74	Burgess Chan
75	Nassim Bayat; Ali Montazeri
76	NAP
77	George Champion, III
78	Alan B. Foster; A. John Merola; Robin W. Young; John D. Murphy, Jr.; E. Randall Noble
79	David S. Worth; Sharon Polonia
80	James J. Morrison, Jr.; Patricia P. Morrison
81	Michael P. Hickmann; Cindy McFerrin
82	Ronald L. Osborne
83	NAP
84	NAP
85	NAP
86	NAP
87	Kim W. Eggleston	Y - Group E
88	Sid Moss; Marvin Walkon; MW GP, LLC; SIM GP, LLC
89	NAP
90	NAP
91	NAP
92	Corporate Property Associates 17 - Global Incorporated	Y - Group A
93	Hugh Reid, Jr.
94	NAP
95	NAP

WFRBS Commercial Mortgage Trust 2013-C13

ANNEX A

See "Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information" in the Free Writing Prospectus for additional information on all mortgage loans and “Annex B —Top Fifteen Loan Summaries” for additional information on the 15 largest mortgage loans.

(1)
"WFB" denotes Wells Fargo Bank, National Association, "RBS" denotes The Royal Bank of Scotland plc and RBS Financial Products Inc. ("RBSFP"), "LIG I" denotes Liberty Island Group I LLC, "Basis" denotes Basis Real Estate Capital II, LLC, "CIIICM" denotes C-III Commercial Mortgage LLC.  RBSFP was the originator of mortgage loan #28 (US Storage Centers - Torrance).  The Royal Bank of Scotland plc was the sole originator of all other RBS loans.

(2)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, cut-off balance per unit, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

(3)	For Mortgage Loan #41 (Next Door Self Storage), the Number of Units excludes approximately 66,385 square feet of uncovered and covered exterior RV storage.

For mortgage loan #44 (1101-1123 Kings Highway), the Number of Units includes 11,100 square feet of retail space and 8,379 square feet of office space.

For mortgage loan #65 (Thomasson Center), the Number of Units includes 19,860 square feet of retail space and 11,187 square feet of medical office space.

(4)
For mortgage loan #1 (188 Spear Street and 208 Utah Street), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $87,000,000.  The Holdback can be disbursed in whole or in part provided that the following conditions are satisfied: (i) a minimum net operating income debt yield of 9.4%, based on a loan amount equal to $82,000,000 plus the Holdback; and (ii) no event of default has occurred or is continuing.  If the Holdback has not been released by February 27, 2018, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower.  Assuming the full Holdback balance is applied to the full loan amount of $87,000,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 53.8%, 44.9%, 1.87x, 1.71x, 10.3% and 9.5%, respectively.

For mortgage loan #2 (301 South College Street), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $175,000,000. Note A-1 is not included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate ("301 South College Street Loan Combination"). The Note A-2 mortgage loan is the non-controlling interest in the 301 South College Street Loan Combination.

(5)
For mortgage loan #4 (825-845 Lincoln Road), the borrower is not in payment default if failure to pay is cured within three business days of receipt of written notice from the lender; provided that lender shall not be required to give borrower notice of payment default more than once within any six month period.

For mortgage loans #9 (Hampton Inn & Suites – Beale Street), #15 (Hampton Inn & Suites – Atlanta), #23 (Hilton Garden Inn – Baton Rouge), #24 (Hampton Inn – Birmingham), #27 (Hampton Inn & Suites – Legacy Park), and #92 (Cathedral Canyon Self Storage), the borrower is not required to pay any late charge (i) with respect to the first two delinquent payments during any 12 month calendar period or (ii) with respect to the first two delinquent payments following any change by lender to the Monthly Debt Service Payment Amount following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

(6)
With respect to the mortgage loans secured by residential cooperative properties, the as-is appraised value of each property is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market,  plus (ii) the amount of the underlying debt encumbering such residential cooperative property.  The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable mortgaged property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.

For mortgage loan #1 (188 Spear Street and 208 Utah Street), the appraised value of the 188 Spear Street mortgaged property was $119,700,000, assuming all unpaid tenant improvement and leasing commissions, including those for the largest and second largest tenant, have not been paid.  The Appraised Value represents the value given that all tenant improvement and leasing commissions, including those for the largest and second largest tenant, have either been paid or reserved upfront.

For mortgage loan #12 (Industry West Commerce Center), the mortgaged property Appraised Values presented are based on the hypothetical assumption that the collateral has been split into three separate lots.  The aggregate of the mortgaged property Appraised Values is $22,350,000.

(7)
The Coop - Rental Value of a residential cooperative property is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property.  Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser.  However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

(8)
Coop - Sponsor Units refers to the number of units owned by the original sponsor responsible for the property’s conversion into cooperative ownership. A sponsor may rent its units or opt to market them for sale (either individually or as a whole). Coop - Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units. Coop - Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation. In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members. Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated.  Coop - Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents collected on such units, to the extent available.

(9)
For purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan, the UW NCF and the UW NOI for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Accordingly, UW Revenues, UW Expenses and UW Replacement are derived from the appraisal.

(10)	For mortgage loan #3 (GSA Portfolio), the IRS – Mesa, AZ mortgaged property has a month-to-month tenant occupying 5,609 square feet and has been underwritten as vacant.

For mortgage loan #11 (Merrick Commons), a tenant occupying 15,038 square feet, representing 13.9% of net rentable square feet, is in bankruptcy and has been underwritten as vacant.

(11)
With respect to the residential cooperative mortgage loans, the Occupancy Rate reported reflects the property vacancy assumption in the related appraisal for purposes of determining the Appraised Value of the related mortgaged property as a multifamily rental property (i.e., the Coop - Rental Value). Additionally, the Occupancy as-of Date reflects the appraisal valuation date for such loans.

(12)
The Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown for the mortgage loans secured by residential cooperative properties are “NAP”. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the property if it were operated as a multifamily rental property.

(13)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #1 (188 Spear Street and 208 Utah Street), the second largest tenant at the 188 Spear Street mortgaged property (73,391 square feet), representing 34.1% of net rentable square feet, has signed a lease but is not in occupancy of its entire space or paying rent on 18,363 square feet.  The free rent period is expected to expire February 1, 2014.  There is a $539,962 reserve to cover outstanding tenant improvements and leasing commissions on 55,028 square feet and a $1,046,691 reserve to cover the outstanding free rent period.  The fifth largest tenant at the 208 Utah Street mortgaged property (4,649 square feet), representing 6.1% of net rentable square feet, has signed a lease but is not in occupancy.  The tenant is expected to take occupancy in April 2013.  There is a $58,113 reserve to cover outstanding tenant improvements and leasing commissions.

For mortgage loan #4 (825-845 Lincoln Road), the second largest tenant (13,126 square feet), representing 33.8% of net rentable square feet, has executed a lease but has not taken occupancy or began paying rent.  The borrower is expected to deliver the space before April 30, 2013 and the tenant will begin paying rent 120 days thereafter.  There is a $1,250,000 reserve to cover the outstanding free rent period.  The third largest tenant (4,500 square feet), representing 11.6% of net rentable square feet, has executed a lease but has not taken occupancy or begun paying rent.  The borrower is expected to deliver the space before June 30, 2013 and the tenant will begin paying rent 180 days thereafter.  There is a $1,250,000 reserve to cover the outstanding free rent period.  In addition, the mortgage loan is full recourse to the sponsor until the following have occurred: (i) the sponsor delivers the tenant space to Urban Outfitters and American Eagle and has satisfied all landlord lease obligations associated with the space; and (ii) Urban Outfitters and American Eagle are paying full contractual rent and have delivered estoppels satisfactory to the lender.

For mortgage loan #12 (Industry West Commerce Center), the largest tenant at the 256 Sutton Place mortgaged property (24,060 square feet), representing 20.6% of net rentable square feet, has executed a lease but will not begin paying rent until July 2013.  There is a $44,000 reserve to cover the outstanding free rent period.

For mortgage loan #59 (Bingham Office), the largest tenant, (11,766 square feet), representing 26.2% of net rentable square feet, has a half rent period through April 2014. The borrower deposited $130,000 into a reserve account at closing to cover the shortfall between underwritten rent and collected rent over this period.

For mortgage loan #61 (9035 Wadsworth Parkway), the largest tenant (9,060 square feet), representing 14.9% of net rentable square feet, has 2,180 square feet of dark space which was underwritten as vacant.

For mortgage loan #65 (Thomasson Center), the fifth largest tenant (2,203 square feet), representing 6.4% of net rentable square feet, has agreed to a three year lease extension but has not signed the agreement and is currently month-to-month.  Until such time as the tenant executes the lease extension, the borrower has agreed to provide a springing master lease to pay the rent and CAM recoveries provided for under the terms of the lease extension for the term of the lease extension (three years).  The springing master lease is guaranteed by the loan guarantor.

(14)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (188 Spear Street and 208 Utah Street), the largest tenant at the 188 Spear Street mortgaged property (83,477 square feet), representing 38.8% of net rentable square feet, has a one-time right to terminate its lease on March 31, 2018 upon providing 12 months written notice and payment of a termination fee equal to three months base rent and all outstanding unamortized tenant improvements and leasing commissions.  The second largest tenant at the 208 Utah Street mortgaged property (11,278 square feet), representing 14.7% of net rentable square feet, may terminate its lease at any time after May 1, 2015, but no later than May 1, 2017, upon providing nine months written notice and payment of $75,187 plus all outstanding unamortized tenant improvement and leasing commissions.

For mortgage loan #3 (GSA Portfolio), the only tenant at the DEA – Tucson, AZ mortgaged property (63,501 square feet), representing 100% of net rentable square feet, may terminate its lease at any time on or after November 1, 2021 upon providing 90 days written notice.  The only tenant at the FBI – Carey, NC mortgaged property (25,458 square feet), representing 100% of net rentable square feet, may terminate its lease at any time on or after September 18, 2019 upon providing 60 days written notice.  The only tenant at the IRS – Mesa, AZ property (24,853 square feet), representing 81.6% of net rentable square feet, may terminate its lease at any time on or after April 1, 2018 upon providing 90 days written notice.  The only tenant at the FBI – Baton Rouge, LA mortgaged property (14,398 square feet), representing 100% of net rentable square feet, may terminate its lease at any time on or after February 23, 2022 upon providing 60 days written notice. The only tenant at the SSA – Lacombe, LA mortgaged property (11,360 square feet), representing 100% of net rentable square feet, may terminate its lease at any time on or after May 19, 2021 upon providing 60 days written notice.  The only tenant at the IRS – Huntsville, AL mortgaged property (13,670 square feet), representing 100% of net rentable square feet, may terminate its lease at any time on or after March 1, 2016 upon providing 60 days written notice.

For mortgage loan #4 (825-845 Lincoln Road), the second largest tenant (13,126 square feet), representing 33.8% of net rentable square feet, may terminate its lease within 30 days written notice if the landlord does not deliver the tenant’s space by January 22, 2014.

For mortgage loan #10 (Southport Commons), the third largest tenant (17,522 square feet), representing 8.8% of net rentable square feet, has a right to terminate their lease on or after October 1, 2017 if gross sales during the prior trailing 12-month period fall below 85.0% of the gross sales for the previous 3-year average, along with payment of a fee equal to $183,981.

For mortgage loan #16 (Water Tower), the fifth largest tenant (5,178 square feet), representing 4.7% of net rentable square feet, has the one time right to terminate the lease on July 31, 2014 with written notice of at least 180 days prior to the effective termination date.

For mortgage loan #17 (100 International), the largest tenant (54,787 square feet), representing 48.5% of net rentable square feet, may terminate 23,531 square feet on January 31, 2015 upon providing nine months written notice and payment of a $86,909 termination fee.

For mortgage loan #29 (Gateway 101), the third largest tenant (3,192 square feet), representing 9.5% of net rentable square feet, has the right to terminate its lease with 120 days notice if gross sales are below $800,000 before October 10, 2017 of its lease. Tenant will also have to pay a termination fee equal to the landlord's unamortized portion of construction allowance, broker's leasing commissions, and six months rent.

For mortgage loan #30 (Johnson City Town Center), the fourth largest tenant (8,000 square feet), representing 9.5% of net rentable square feet, may terminate its lease as of December 31, 2015 if tenant sales are less than $1,600,000 in the previous 12 months, upon providing 180 days written notice.

For mortgage loan #63 (Spring Hill Office Suites), the largest tenant (8,213 square feet) representing 20.4% of net rentable square feet, has the one-time right to  terminate its lease as of June 1, 2014 upon three months written notice and payment of a termination penalty.

For mortgage loan #80 (Shreveport Plaza), the fourth largest tenant (2,500 square feet), representing 10.9% of net rentable square feet, may terminate its lease at any time if gross sales for any fiscal year are less than $600,000 upon providing 60 days written notice.

(15)
For mortgage loan #2 (301 South College), the largest tenant (686,834 square feet), representing 69.5% of net rentable square feet, has multiple leases that expire as follows: 20,392 square feet expiring April 30, 2014; and 666,442 square feet expiring December 31, 2021.  The largest tenant also subleases 3,056 square feet of its space for a total annual base rent of $65,580 ($21.46 per square foot) expiring May 31, 2013.  The second largest tenant (92,815 square feet), representing 9.4% of net rentable square feet, subleases 18,563 square feet for a total annual base rent of $454,788 ($24.50 per square foot) expiring May 31, 2014 and 5,613 square feet for a total annual base rent of $120,679 ($21.50 per square foot) expiring July 31, 2014.

For mortgage loan #14 (Merchants Exchange), the largest tenant (48,420 square feet), representing 37.1% of net rentable square feet, is operating under a sub-lease agreement entered with Kroger, the main lessor, through June 30, 2017 at a rent of $17.56 per square foot. The tenant has four, five-year extensions to renew upon 180 days at $21.30, $23.43, $25.77, $28.34 per square feet respectively. If LA Fitness elects to renew its lease after the original lease expiration on June 30, 2017, the lease becomes a direct lease between the borrower and LA Fitness and Kroger is released from any liability under their initial lease.

For mortgage loan #17 (100 International Drive), the largest tenant (54,787 square feet), representing 48.5% of net rentable square feet, has multiple leases that expire as follows: 23,531 square feet expiring January 31, 2016; and 31,256 square feet expiring August 31, 2017.

For mortgage loan #34 (Sheridan Building), the largest tenant (15,715 square feet), representing 16.1% of net rentable square feet, has multiple leases that expire as follows: 4,569 square feet expiring September 30, 2014, 4,732 square feet expiring August 31, 2017 and 6,414 square feet expiring July 31, 2019.

(16)
For mortgage loan #5 (Hampton Inn & Suites Oceanfront) and #43 (Candlewood Suites - Victoria, TX), the Monthly Replacement Reserve is equal to the greater of (i) 1/12th of 4% of the prior year's gross revenue and (ii) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E but excluding any amounts attributable to a PIP.

For mortgage loans #9 (Hampton Inn & Suites – Beale Street), #15 (Hampton Inn & Suites – Atlanta), #18 (Hampton Inn - GA Tech), #23 (Hilton Garden Inn – Baton Rouge), #24 (Hampton Inn – Birmingham), #27 (Hampton Inn & Suites – Legacy Park) and #45 (Hampton Inn Newnan), the Monthly Replacement Reserve will be adjusted on a monthly basis to 4% of operating income for the property from the most recent calendar month.  The amount presented is based on underwritten revenues.

For mortgage loans #36 (Holiday Inn Express - Largo), #37 (Staybridge Suites Stafford), #39 (Holiday Inn - Ames) and #46 (Holiday Inn Express - Ames), the Monthly Replacement Reserve is equal to 1/12th of 4% of the prior year's gross revenue.

(17)
For mortgage loan #3 (GSA Portfolio), the Monthly TI/LC begins with the monthly payment in December 2020, subject to a cap equal to one year of gross rent for all leases that either expire and are not renewed or are terminated in 2021.

For mortgage loan #14 (Merchants Exchange), if the largest tenant (48,420 square feet), representing 37.1% of net rentable square feet, has not renewed its lease 12 months prior to expiration, the monthly collection shall increase to $40,000. If the largest tenant gives notice to vacate nine months prior to lease expiration, the monthly collection shall increase to $53,333 and the cap shall increase to $750,000. In the event a new tenant occupies the largest tenant’s space and the NOI DSCR is less than 1.60x but more than 1.50x, then monthly collection will become $23,000 and the cap readjusted to $425,000; if the NOI DSCR is not less than 1.60x, the original collection amount of $6,250 as well as the original cap of $150,000 shall be resumed.

For mortgage loan #30 (Johnson City Town Center), if the largest tenant (34,627 square feet), representing 41.3% of net rentable square feet, does not deliver notice of its intention to renew on or before March 31, 2021, the Monthly TI/LC will increase to $40,000 and the TI/LC Cap will increase to an amount equal to the then-current gross annual rent under the largest tenant’s lease.

(18)
For mortgage loan #1 (188 Spear Street and 208 Utah Street), the TI/LC Cap will be reduced to $989,310 if the largest and second largest tenants at the 188 Spear Street mortgaged property (totaling 156,868 square feet), representing 73.0% of net rentable square feet, both renew or extend their leases for at least five years.

For mortgage loan #34 (Sheridan Building), a TI/LC Reserve Cap of $250,000 will become effective if at any time the balance of the TI/LC Reserve falls below $150,000.

For mortgage loan #77 (510-580 17th Street), a TI/LC Reserve Cap of $100,000 will become effective if the largest tenant (21,560 square feet), representing 65.3% of net rentable square feet, exercises its renewal option under their lease, or a tenant unaffiliated with borrower and otherwise acceptable to lender enters into a triple net lease in accordance with the related loan documents.

(19)
For mortgage loan #1 (188 Spear Street and 208 Utah Street), the borrower will assign a $5,068,057 letter of credit posted by the second largest tenant at the 188 Spear Street mortgaged property (73,391 square feet), representing 34.1% of net rentable square feet, to the lender.

(20)
For mortgage loan #2 (301 South College), a portion of the mortgaged property is subject to a ground lease and sub-ground leases.  The mortgage loan borrower owns the fee interest in approximately 93% of the land area and has a sub-leasehold interest in the balance of the mortgaged property. The initial ground lease expires on December 31, 2067.

For mortgage loan #9 (Hampton Inn & Suites – Beale Street), the hotel portion of the mortgaged property is subject to a ground lease under a PILOT program with Memphis City Revenue Finance Corporation, which expires on December 31, 2038; however, the ground lessor executed an accommodation fee mortgage at closing, and the fee interest is encumbered and subjected to the mortgage of the leasehold interest.  The borrower leases 60 parking spaces at a neighboring parking garage for the use of hotel guests, which is a leasehold interest.

For mortgage loan #92 (Cathedral Canyon Self Storage), lender holds a subleasehold mortgage with respect to the mortgaged property.  The Bureau of Indian Affairs leases land to Falcon Lake Properties pursuant to a master lease.  The ground lease and the sublease are not subordinate to the loan documents by their terms; however, the ground lessor and sublessor have agreed that if they ever elect to encumber their respective interests in the premises they will cause any such lien to be subordinate to the mortgage.  Annual ground rent increases are determined based on the cost of living index every three years starting in 1995.

(21)
With respect to the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness, the Whole Loan Cut-off Date Balance equals the sum of the Cut-off Date Balance of the Trust Mortgage Loan plus the balance of the existing subordinate loan, assuming the existing subordinate loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(22)
The Subordinate Secured Debt Original Balance for the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness indicates as if the existing subordinate loan amount is fully advanced on the date of closing of said subordinate loan.

(23)
With respect to the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness, the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the subordinate secured indebtedness as of April 1, 2013.

(24)
The Whole Loan Debt Service, Whole Loan UW NOI DSCR and Whole Loan UW NCF DSCR for the mortgage loans secured by residential cooperative properties that have existing subordinate secured debt are calculated assuming (i) that interest on the subordinate secured indebtedness is accruing pursuant to the applicable loan document (with the applicable interest rate determined using LIBOR in effect as of April 1, 2013 and giving effect to any applicable interest rate floor), (ii) that the subordinate secured indebtedness has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) that the initial interest-only period for such subordinate secured indebtedness has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

(25)
The Whole Loan Cut-Off Date LTV Ratio, Whole Loan Cut-Off Date UW NOI Debt Yield and Whole Loan Cut-Off Date UW NCF Debt Yield for the mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness are calculated assuming that the subordinate secured indebtedness has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.